                Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2019

AND FOR THE SIX AND THREE-MONTH PERIODS THEN ENDED

PRESENTED IN COMPARATIVE FORMAT

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms	Definitions
ADR	American Depositary Receipt
ADS	American Depositary Shares
BCBA	Bolsa de Comercio de Buenos Aires
CABA	Ciudad Autónoma de Buenos Aires
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CB	Corporate Bonds
CIESA	Compañía de inversiones de energía S.A.
CINIIF	International Financial Reporting Interpretations Committee
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CNV	Comisión Nacional de Valores – Argentine Securities Commisssion
Corod	Corod Producción S.A.
CPB	Central Piedra Buena S.A.
CPD	Own Distribution Costs
CTB	Central Térmica Barragán S.A. (Ex PEA)
CTEB	Central Térmica Ensenada de Barragán
DAG	Automatic Generation Shutdown
Ecuador TLC	Ecuador TLC S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
ENARGAS	Ente Nacional Regulador del Gas
ENARSA / IEASA	Integración Energética Argentina S.A. (previously Energía Argentina S.A.)
ENRE	National Regulatory Authority of Electricity
Foundation	Pampa Energía Foundation committed to education (Foundation)
Greenwind	Greenwind S.A.
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
IASB	International Accounting Standards Board
IEASA	Integración Energética Argentina S.A.
IGJ	Inspección General de Justicia - General Inspection of Justice
IGMP	Minimum Notional Income Tax
INDEC	National Institute of Statistics and Census

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
IPIM	Índice de Precios Internos al por Mayor
IVA	Impuesto al Valor Agregado
LSC	Ley de Sociedades Comerciales
MEyM	Ministry of Energy and Mining
NIC	International Accounting Standards
NIIF	International Financial Reporting Standards
NYSE	New York Stock Exchange
OCP	Oleductos de Crudo Pesados S.A.
OCP Ltd	Oleductos de Crudo Pesados Ltd
Oldelval	Oleoductos del Valle S.A.
Orígenes Retiro	Orígenes Seguros de Retiro S.A.
PACOGEN	Pampa Cogeneración S.A.
PACOSA	Pampa Comercializadora S.A.
PEB	Pampa Energía Bolivia S.A. (previously “PBI” Petrobras Bolivia Internacional S.A.)
PELSA	Petrolera Entre Lomas S.A.
PEN	Federal Executive Power
PEPE II	Parque Eólico Pampa Energía II
PEPE III	Parque Eólico Pampa Energía III
PHA	Petrobras Hispano Argentina S.A.
PISA	Pampa Inversiones S.A.
PP	Pampa Participaciones S.A.
Refinor	Refinería del Norte S.A.
RTI	Tariff Structure Review
SACDE	Sociedad Argentina de Construcción y Desarrollo Estratégico
SACME	Centro de Movimiento de Energía S.A.
SADI	Argentine Interconnection System
Salaverri, Dellatorre, Burgio & Wetzler	Salaverri, Dellatorre, Burgio y Wetzler Malbran Abogados Sociedad Civil

Free translation from the original prepared in Spanish for publication in Argentina

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
SACDE	Sociedad Argentina de Construcción y Desarrollo Estratégico S.A.
SE	Secretary of Energy
SEC	Security and Exchange Comission
SEE	Secretary of Electrical Energy
SGE	Secretary of Energy Government
SRRyME	Electricity Market and Renewable Resources Secretariat
TGS	Transportadora de Gas del Sur S.A.
The Company / Pampa	Pampa Energía S.A.
The Group	Pampa Energía S.A. and its subsidiaries
TJSM	Termoeléctrica José de San Martín S.A.
TMB	Termoeléctrica Manuel Belgrano S.A.
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.
US$	U.S. dollar
VAD	Vallue Added Distribution
WEM	Wholesale Electricity Market
YPF	YPF S.A.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

For the six and three-month periods ended June 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

		Six-month		Three-month
	Note	06.30.2019	06.30.2018	06.30.2019	06.30.2018

Revenue	8	63,878	54,663	34,485	26,940
Cost of sales	9	(45,131)	(36,308)	(23,860)	(18,786)
Gross profit		18,747	18,355	10,625	8,154

Selling expenses	10.1	(3,644)	(2,677)	(1,831)	(1,243)
Administrative expenses	10.2	(3,704)	(3,805)	(1,842)	(1,932)
Exploration expenses	10.3	(71)	(5)	(30)	(2)
Other operating income	10.4	950	5,326	467	340
Other operating expenses	10.4	(1,957)	(4,741)	(940)	(1,266)
Share of profit from associates and joint ventures	5.2	2,928	705	2,090	(54)
Agreement on the Regularization of Obligations	2.3.2	13,066	-	13,066	-
Operating income		26,315	13,158	21,605	3,997

Gain on monetary position		5,825	7,413	2,517	3,825
Finance income	10.5	2,399	1,313	1,101	701
Finance costs	10.5	(7,151)	(4,728)	(3,540)	(2,322)
Other financial results	10.5	538	(17,936)	1,033	(14,878)
Financial results, net		1,611	(13,938)	1,111	(12,674)
Profit before income tax		27,926	(780)	22,716	(8,677)
Income tax	10.6	1,159	543	(197)	2,858
Profit of the period from continuing operations		29,085	(237)	22,519	(5,819)
Profit of the period from discontinued operations	5.1	-	4,125	-	3,366
Profit of the period		29,085	3,888	22,519	(2,453)

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Results related to defined benefit plans		3,073	-	4,201	-
Items that may be reclassified to profit or loss
Share of loss from joint ventures		-	(15)	-	(15)
Exchange differences on translation		10,502	-	(1,010)	-
Other comprehensive income (loss) of the period from continuing operations		13,575	(15)	3,191	(15)
Other comprehensive income of the period from discontinued operations	5.1	-	221	-	271
Total comprehensive income of the period		42,660	4,094	25,710	(2,197)

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME

(Continuation)

		Six-month		Three-month
	Note	06.30.2019	06.30.2018	06.30.2019	06.30.2018
Total income of the period attributable to:
Owners of the company		23,704	2,392	17,236	(2,695)
Non - controlling interest		5,381	1,496	5,283	242
		29,085	3,888	22,519	(2,453)

Total income of the period attributable to owners of the company:
Continuing operations		23,704	(1,653)	17,236	(6,031)
Discontinued operations		-	4,045	-	3,336
		23,704	2,392	17,236	(2,695)

Total comprehensive income of the period attributable to:
Owners of the company		33,746	2,598	18,908	(2,439)
Non - controlling interest		8,914	1,496	6,802	242
		42,660	4,094	25,710	(2,197)

Total comprehensive income of the period attributable to owners of the company:
Continuing operations		33,746	(1,447)	18,908	(5,775)
Discontinued operations		-	4,045	-	3,336
		33,746	2,598	18,908	(2,439)

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of June 30, 2019

presented in comparative format

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Note	06.30.2019	12.31.2018
ASSETS
NON-CURRENT ASSETS
Property, plant and equipment	11.1	154,620	125,005
Intangible assets	11.2	7,025	6,080
Deferred tax assets	11.3	3,319	80
Investments in joint ventures and associates	5.2	21,741	15,333
Financial assets at fair value through profit and loss	12.1	458	422
Other assets		35	33
Right-of-use assets		289	-
Trade and other receivables	12.2	8,910	9,521
Total non-current assets		196,397	156,474

CURRENT ASSETS
Inventories	11.4	7,036	5,169
Financial assets at amortized cost		-	1,330
Financial assets at fair value through profit and loss	12.1	10,596	15,273
Derivative financial instruments		7	3
Trade and other receivables	12.2	31,725	26,489
Cash and cash equivalents	12.3	8,527	9,097
Total current assets		57,891	57,361
Total assets		254,288	213,835

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

 (Continuation)

	Note	06.30.2019	12.31.2018
SHAREHOLDERS´ EQUITY
Share capital	13.1	1,815	1,874
Share capital adjustment	13.1	9,826	9,826
Share premium	13.1	18,500	18,499
Treasury shares	13.1	85	25
Treasury shares adjustment	13.1	134	134
Treasury shares cost	13.1	(3,876)	(1,490)
Legal reserve		1,753	904
Voluntary reserve		23,489	7,355
Other reserves		(720)	(483)
Retained earnings		25,304	15,193
Other comprehensive income		6,338	(314)
Equity attributable to owners of the company		82,648	51,523
Non-controlling interest		24,779	16,160
Total equity		107,427	67,683

LIABILITIES
NON-CURRENT LIABILITIES
Investments in joint ventures and associates	5.2	199	153
Provisions	11.5	7,073	5,499
Income tax and minimum notional income tax provision	12.6	503	1,034
Deferred revenue		273	275
Taxes payables		586	542
Deferred tax liabilities	11.3	14,970	15,354
Defined benefit plans		1,380	1,175
Salaries and social security payable		198	163
Borrowings	12.4	71,165	69,189
Trade and other payables	12.5	3,878	8,162
Total non-current liabilities		100,225	101,546

CURRENT LIABILITIES
Provisions	11.5	1,212	871
Deferred revenue		5	5
Income tax and minimum notional income tax provision	12.6	3,004	1,084
Taxes payables		2,637	2,052
Defined benefit plans		161	162
Salaries and social security payable		2,053	2,726
Derivative financial instruments		6	49
Borrowings	12.4	13,651	12,901
Trade and other payables	12.5	23,907	24,756
Total current liabilities		46,636	44,606
Total liabilities		146,861	146,152
Total liabilities and equity		254,288	213,835

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements.

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the six-month period ended June 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Attributable to owners
	Equity holders of the company							Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Treasury shares adjustment	Treasury shares cost		Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss) for the year	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2017	2,080	10,906	18,496	2	13	(126)		733	12,554	367	(353)	11,806	56,478	17,792	74,270
Change in accounting policies (Note 4.1.1.2) (2)	-	-	-	-	-	-		-	-	-	-	(55)	(55)	(25)	(80)
Balance as of Juanary 1, 2018	2,080	10,906	18,496	2	13	(126)		733	12,554	367	(353)	11,751	56,423	17,767	74,190

Recomposition of legal reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-		171	-	-	-	(171)	-	-	-
Recomposition of volumtary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-		-	4,823	-	-	(4,823)	-	-	-
Stock compensation plans	-	-	3	-	-	3		-	-	(3)	-	-	3	5	8
Acquisition of own shares (Note 13.1) (2)	(132)	(657)	-	132	657	(8,299)		-	-	-	-	-	(8,299)	(473)	(8,772)
Merger with subsidiaries (Note 5.1.3.2) (2)	-	-	-	-	-	-		-	-	(692)	-	-	(692)	-	(692)
Dividens provided for or paid	-	-	-	-	-	-		-	-	-	-	-	-	(77)	(77)
Sale of share in companies	-	-	-	-	-	-		-	-	-	-	-	-	(3,293)	(3,293)
Profit for the six-month period	-	-	-	-	-	-		-	-	-	-	2,392	2,392	1,496	3,888
Other comprehensive income for the six-month period	-	-	-	-	-	-		-	-	-	206	-	206	-	206
Balance as of June 30, 2018	1,948	10,249	18,499	134	670	(8,422)	-	904	17,377	(328)	(147)	9,149	50,033	15,425	65,458

Stock compensation plans	-	-	-	-	-	6		-	-	17	-	-	23	(5)	18
Acquisition of own shares (Note 13.1) (2)	(74)	(423)	-	74	423	(4,236)		-	-	-	-	-	(4,236)	(59)	(4,295)
Subsidiaries' shares acquisition	-	-	-	-	-	-		-	-	(172)	-	-	(172)	(2)	(174)
Capital reduction (Note 12.1) (2)	-	-	-	(183)	(959)	11,162		-	(10,022)	-	-	-	(2)	-	(2)
Distribution of dividends	-	-	-	-	-	-		-	-	-	-	-	-	(5)	(5)
Sale of share in companies	-	-	-	-	-	-		-	-	-	-	-	-	(225)	(225)
Profit for the complementary six-month period	-	-	-	-	-	-		-	-	-	-	6,044	6,044	877	6,921
Other comprehensive income for the complementary six-month period	-	-	-	-	-	-		-	-	-	(167)	-	(167)	154	(13)
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)		904	7,355	(483)	(314)	15,193	51,523	16,160	67,683

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED

INTERIM STATEMENT OF CHANGES IN EQUITY

(Continuation)

	Attributable to owners
	Equity holders of the company						Retained earnings
	Share capital	Share capital adjustment	Share premium	Treasury shares	Total liabilities	Treasury shares cost	Legal reserve	Voluntary reserve	Other reserves (1)	Other comprehensive income / (loss) for the year	Retained earnings (Accumulated losses)	Subtotal	Non-controlling interest	Total equity
Balance as of December 31, 2018	1,874	9,826	18,499	25	134	(1,490)	904	7,355	(483)	(314)	15,193	51,523	16,160	67,683
Recomposition of volumtary reserve - Shareholders’ meeting 04.27.2018	-	-	-	-	-	-	849	16,134	-	-	(16,983)	-	-	-
Stock compensation plans	1	-	1	-	-	14	-	-	10	-	-	26	-	26
Subsidiaries' shares acquisition	-	-	-	-	-	-	-	-	(247)	-	-	(247)	(238)	(485)
Acquisition of own shares (Note 13.1)	(60)	-	-	60	-	(2,400)	-	-	-	-	-	(2,400)	-	(2,400)
Distribution of dividends	-	-	-	-	-	-	-	-	-	-	-	-	(57)	(57)
Profit for the six-month period	-	-	-	-	-	-	-	-	-	-	23,704	23,704	5,381	29,085
Other comprehensive income for the three-month period	-	-	-	-	-	-	-	-	-	6,652	3,390	10,042	3,533	13,575
Balance as of March 31, 2019	1,815	9,826	18,500	85	134	(3,876)	1,753	23,489	(720)	6,338	25,304	82,648	24,779	107,427

(1)     It includes the result of operations with non-controlling interest that do not result in a loss of control and reserves for stock compensation plans.

(2)     Notes to the consolidated financial statements as of December 31, 2018.

The accompanying notes are an integral part of these unaudited consolidated condensed interim financial statements

Free translation from the original prepared in Spanish for publication in Argentina

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the six-month period ended June 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

	Note	06.30.2019	06.30.2018

Cash flows from operating activities:
Profit of the period from continuing operations		29,085	(237)
Profit of the period from discontinued operations		-	4,125
Adjustments to reconcile net profit (loss) to cash flows generated by operating activities:	14.1	(11,805)	13,802

Changes in operating assets and liabilities	14.2	(1,553)	(7,984)
Net cash used in operating activities from discontinued operations	5.1	-	(1,728)
Net cash generated by operating activities		15,727	7,978

Cash flows from investing activities:
Payment for property, plant and equipment		(13,735)	(7,314)
Payment for financial assets		9,996	(9,295)
Collections for sales of shares in companies and property, plant and equipment		934	15,846
Dividends received		3,232	33
(Proceeds) colletion from loans		160	(182)
Recovery of investment funds, net		(1,587)	4,035
Net cash used in investing activities from discontinued operations	5.1	-	(37)
Net cash (used in) generated by investing activities		(1,000)	3,086

Cash flows from financing activities:
Proceeds from borrowings		4,871	1,785
Payment of borrowings		(10,205)	(1,283)
Payment of borrowings interests		(2,814)	(2,312)
Payment for acquisition of own shares		(7,165)	(9,302)
Payments of dividends from subsidiaries to third parties		(57)	(83)
Repayment of own debt		(103)	(18)
Proceeds from sales of shares in subsidiaries		(137)	-
Net cash generated by financing activities from discontinued operations	5.1	-	1,546
Net cash used in financing activities		(15,610)	(9,667)

(Decrease) increase in cash and cash equivalents		(883)	1,397

Cash and cash equivalents at the begining of the year	12.3	9,097	1,180
Cash and cash equivalents at the begining of the year reclasified to assets classified as held for sale		-	219
Exchange difference genarated by cash and cash equivalent		311	1,365
Loss on net monetary position genarated by cash and cash equivalent		2	(60)
(Decrease) increase in cash and cash equivalents		(883)	1,397
Cash and cash equivalents at the end of the period	12.3	8,527	4,101

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the six-month period ended June 30, 2019

presented in comparative format

 (In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 1: GENERAL INFORMATION AND CORPORATE STRUCTURE

1.1.  General information

The Company is the largest fully integrated power company in Argentina and, through its subsidiaries, it participates in the electricity and oil and gas value chains.

In the generation segment, the Company has a 4,751 MW installed capacity, which represents approximately 12% of Argentina’s installed capacity, and is the second largest independent generator in the country. Additionally, the Company is currently undergoing a process to expand its capacity by 471 MW.

In the distribution segment, the Company has a controlling interest in Edenor, the largest electricity distributor in Argentina, which has approximately 3.1 million customers and a concession area covering the Northern part of the City of Buenos Aires and Northwestern Greater Buenos Aires.

In the oil and gas segment, the Company is one of the leading oil and natural gas producers in Argentina, with operations in 11 production areas and 7 exploratory areas and a production level of 7.2 million m3/day of natural gas and 5,100 barrels of oil equivalent for oil during the six-month period ended June 30, 2019. Its main natural gas production blocks are located in the Provinces of Neuquén and Río Negro. As a result of the divestment mentioned in Note 5.1, the results and cash flows of the refining and distribution segment are classified as discontinued operations.

In the petrochemical segment the operations are based in the Argentine Republic, where the Company operates three high-complexity plants that produce styrene, synthetic rubber and polystyrene, with a local market share between 80% and 100%.

Finally, through its holding and others segment, the Company participates in the electricity and gas transportation businesses In the transmission business, the Company jointly controls Citelec, which has a controlling interest in Transener, a company engaged in the operation and maintenance of a 20,933 km high-voltage electricity transmission network in Argentina with an 85% share in the Argentine electricity transmission market. In the gas transportation business, the Company jointly controls CIESA, which has a controlling interest in TGS, a company holding a concession for the transportation of natural gas with 9,231 km of gas pipelines in the center, west and south of Argentina, and which is also engaged in the processing and sale of natural gas liquids through the Cerri Complex, located in Bahía Blanca, in the Province of Buenos Aires. Additionally, the segment includes advisory services provided to related companies.

The 2018 results and cash flows associated with the divestment of the main assets in the Refining and Distribution segment mentioned in Note 5.1 are disclosed as discontinued operations of the Holding and Others segment.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: REGULATORY FRAMEWORK

2.1 Generation

2.1.1. SRRyME Resolution No. 1/19 - New remuneration scheme

On March 1, 2019, SRRYME Res. No. 1/19 was published in the BO, which abrogated the remuneration scheme established by SEE Res. No. 19/17. The new scheme, applicable as from March 1, 2019, maintains a US$-denominated remuneration system.

The main changes are:

2.1.1.1. Remuneration for Available Power Capacity

Thermal Power Generators

The Resolution maintains in effect a remuneration made up of a minimum or base power capacity payment for generators with no availability commitments, and another for offered guaranteed power capacity, although with lower values than under the previous system:

-        The minimum remuneration for power capacity was reduced from US$ 5,700/MW-month to US$ 5,200/MW-month for small steam turbine units (≤ 100MW) and internal combustion engines.

-        The price of the remuneration for guaranteed power capacity decreased from US$ 7,000/MW-month to US$ 5,500 US$/MW-month, only for the autumn and spring periods.

Furthermore, the Resolution applies a coefficient derived from the unit’s average utilization factor during the last twelve months to the power capacity remuneration: a minimum 70% utilization factor is required to collect 100% of the power capacity payment; if the utilization factor ranges between 30% and 70%, the power capacity payment will range between 70% and 100%; and if the usage factor is lower than 30%, 70% of the power capacity payment will be collected.

Finally, the Resolution abrogates the additional remuneration scheme to encourage the guaranteed power capacity offered in the periods with a higher system demand.

Hydroelectric Generators

The Remuneration maintains in effect the power capacity prices set forth by SEE Resolution No. 19/17; however, the hours during which a hydroelectric generator is not available due to programmed and/or agreed maintenance will no longer be computed for the calculation of the power capacity remuneration.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (continuation)

Other technologies: wind power

As regards generation from unconventional sources, the Resolution abolishes the remuneration for available power capacity made up of a base price of US$ 7.5/MW and an additional price of US$ 17.5 /MW, and provides for a single remuneration value for its generated energy (see the following subsection).

2.1.1.2. Remuneration for Generated and Operated Energy

The remuneration for generated energy is reduced to US$ 4/MWh and US$ 7/MWh for energy generated with gas and fuel oil or diesel oil, respectively (previously, US$ 5/MWh and US$ 10/MWh, respectively).

As regards generation from unconventional sources, a single remuneration value for generated energy is established at US$ 28/MWh, irrespective of the source used. Energy generated prior to commissioning by the OED will be remunerated at 50% of the above-mentioned remuneration.

The remuneration for operated energy is reduced to US$ 1.4/MWh (previously, US$ 2/MWh).

2.1.1.3. Additional Remuneration for Efficiency and Low-Use Thermal Generators

The Resolution eliminates the incentive for efficiency and low-use/frequent startups.

2.1.1.4. Repayment of Overhauls’ Financing

As regards the return of funds delivered to generators under the loan agreements for the execution of overhauls in their units, the resolution provides as follows: (i) the application of all receivables accrued in favor of generators for their settlement, and (ii) a discount scheme in the generator’s revenues equivalent to US$ 1/MWh for each generated MW, or US$ 700/MW-month for the unit’s actual availability, whichever is higher.

2.1.2. Fuel Self-Procurement by Thermal Power Plants

In case the generator has opted to use own fuels for generation and does not have such availability upon dispatch, the power capacity availability calculation will be reduced to 50% of the actual availability. Similarly, the generator will lose its dispatch priority, and in case the OED assigns to it fuel for generation, the generated energy will be remunerated at just 50% of the approved non-fuel variable costs.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.2   Transmission

2.2.1 Remuneration Update

On March 22, 2019, the ENRE issued Resolutions No. 67/19 and No. 68/19 updating Transener and Transba’s remunerations by 78.81% and 81.66% accumulated, respectively for the December 2016 – June 2018 period, applicable on the remuneration scheme as from February 2019.

2.2.2  SADI Service Outage

On June 16, 2019, at 07:07 a.m., the SADI experienced a total outage.

This total outage was a result of the concurrence of multiple shortcomings within the SADI, some of them external to the Transmission System operated and maintained by Transener.

As regards the transmission system under the responsibility of Transener, the fault was due to a specific technical problem, and not to the lack of investment and maintenance. Following the change in the configuration of the littoral corridor due to the 500 kV Colonia Elía – Campana / Colonia Elía – Manuel Belgrano lines bypass, the DAF mechanism was not properly adjusted and failed to recognize signals sent out by the protection system. This bypass was made on account of the relocation of tower 412 to support the highest possible power transmission capacity in the littoral corridor.

Due to the great volume of electricity dispatched from this corridor and the DAG failure, there was an imbalance between supply and demand which could not be redressed by the system’s other restraint barriers external to the electric power transmission service, resulting in a total outage.

The 500 kV Transmission System was available immediately after the disruption, and 100 % of the transmission lines were available to come into operation and allow for the restoration of the system. Service restoration was overall fast (within 8:30 hours, 75% of the country’s demand had been restored).

Transener estimates that the above-mentioned event will give rise to a $6 million penalty, which has been accounted for by Transener. This estimate is based on the application of the High-Voltage Transmission System’s Service Quality and Penalties Regime attached to Transener’s Concession Agreement as sub-annex IV.

As of the date hereof, Transener has not been notified of the applicable penalty by the ENRE. The penalty to be finally assessed by the ENRE may differ from Transener’s estimates.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.3   Energy distribution

2.3.1 Electricity rate situation

On January 31, 2019, the ENRE issued Resolution No. 25/19, whereby it approved, under the terms of ENRE Resolution 366/2018, the new values of generation prices.

On January 31, 2019, the ENRE also issued Resolution No. 27/19, whereby it approved the CPD value of February 2019 together with the stimulus factor, whose application was deferred until March 2019. Additionally, the ENRE determined the value to be applied for the 36 remaining installments resulting from the gradual application system established in ENRE Resolution No. 63/2017, together with the 50% of the CPD that should have been applied in the August 18-January 19 six-month period.

Furthermore, in accordance with the Federal Government’s measures announced in the first days of April 2019, there will be no more rate increases this year for the residential electric service. The increases that had already been authorized by Resolution 366/18, for Residential customers, in May and August, will be absorbed by the Federal Government.

On April 30, 2019, the Electricity Market and Renewable Resources Secretariat issued Resolution No. 14/19, which, among other issues, approves the MEM definitive winter scheduling and modifies the Power Reference Prices and the Stabilized Price of Energy (SPE) relating to the May 1-October 31, 2019 period

 This Resolution provides that the increases of the Stabilized Price of Energy relating to the May-October 2019 six-month period, which had been authorized by Resolution 366/2018 for Residential customers, are to be absorbed by the Federal Government, whereas the increases established for non-residential customers with supplies lower than 300 kW and those relating to customers with supplies higher than 300 kW, GUDI customers, were modified for the May-July and August-October 2019 three-month periods.

With regard to the supplies lower than 300 kW (non-residential customers), and those higher than 300 kW, GUDI Customers, the values of the Stabilized Price of Energy were increased for the May-July 2019 and August-October 2019 three-month periods.

Furthermore, according to the adjustment mechanism set forth in ENRE Resolution No. 63/2017, the CPD to be applied as from August 1, 2019, relating to the January-June 2019 period, amounted to 20.02%. At the date of issuance of these condensed interim financial statements, no resolution has been issued by the ENRE concerning the electricity rate schedule that includes the aforementioned adjustment.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.3.2. Change of Jurisdiction and Regularization of Obligations

On February 28, 2019, the Federal Government, the Province of Buenos Aires and the City of Buenos Aires entered into an agreement to initiate the process of transferring the public service of electricity distribution, duly awarded by the Federal Government to Edenor under a concession, to the joint jurisdiction of the PBA and the CABA, with the latter two jointly assuming the capacity as Grantor of the concession of the service. In the aforementioned agreement, the PBA and the CABA agreed to set up a new bipartite agency in charge of the regulation and control of the distribution service, and the Federal Government agreed to take the necessary steps and carry out the necessary administrative procedures to provide a solution to the pending claims with both Distribution companies.

In the framework of such agreement, on May 9, 2019, the Federal Government, the CABA and the PBA entered into an agreement, the Agreement on the Implementation of the Transfer of Jurisdiction, pursuant to which the CABA and the PBA jointly assume, as from the date on which the agreement comes into effect with the relevant ratifications, the regulation and control and the capacity as grantor over the distribution service granted to Edenor under a concession. Furthermore, it is established that the Concession Agreement will remain in full force and effect and the national regulations and provisions issued by both the Energy Secretariat and the ENRE will be the regarded as the applicable regulatory framework until the effective date of the transfer; and that the pledge on the class A shares held by the Company, representing 51% of the Company’s share capital, made as security for the strict compliance with the obligations resulting from the Concession Agreement, is assigned by the Federal Government to the CABA and the PBA.

Edenor was notified of and consented to the agreement between the Federal Government and the new Grantors of the concession, and agreed both to indemnify them against any claims and to obtain the consent of the majority of its shareholders. This Agreement on the Implementation of the Transfer of Jurisdiction was ratified by the Provincial Executive Power and the City’s Legislative Power in July 2019, by means of executive order 992/2019 and Law 6,180, respectively.

Furthermore, within the framework of the change of jurisdiction and as a condition for the transfer, on May 10, 2019, Edenor and the Governmental Secretariat of Energy, on behalf of the Federal Government, entered into an Agreement on the Regularization of Obligations, putting an end to the mutual pending claims originated in the 2006-2016 Transitional Tariff Period.

By virtue of this Agreement, Edenor: (i) waives any rights to which it may be entitled and abandons any actions against the Federal Government, including the complaint filed by Edenor in 2013 for failure to comply with the obligations resulting from the Agreement on the Renegotiation of the Concession Agreement (the" Adjustment Agreement”) entered into on February 13, 2006; (ii) undertakes to repay works-related debts and loans for consumption (“mutuums”) originated in the transition period; (iii) agrees to pay users certain penalty and compensation amounts relating to that period; and (iv) agrees to make investments, in addition to those agreed upon in the RTI, aimed at contributing to improving the reliability and/or safety of the service.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

In return, the Federal Government partially recognizes the claim duly made by Edenor -referred to in caption (i) of the previous paragraph-, by fully offsetting pending obligations with the MEM for electric power purchases made during the transition period, partially cancelling the mutuums for investments granted by CAMMESA also during that period, and cancelling penalties payable to the National Treasury.

The implementation of this agreement implied, one time, the partial recognition of the claim made by Edenor for an amount of $ 6,906.4 million as compensation for the Federal Government’s failure to comply with obligations for 10 years during the Transitional Tariff Period, as well as the adjustment of the liabilities recorded at the time of the agreement, replicating the conditions applied to all the sector’s distributors, generating a profit of $ 6,160 million. These effects are disclosed in the “Agreement on the Regularization of Obligations” line item of the Condensed Interim Statement of Comprehensive Income, and do not imply any inflow of funds whatsoever for Edenor; on the contrary, Edenor must comply in the next 5 years with the investment plan stipulated in the above-mentioned agreement, which will be aimed at contributing to improving the reliability and/or safety of the service as a whole, in addition to complying with the Investment Plan duly agreed upon in the tariff structure review (RTI) approved by Resolution 63/2017, which, together with the penalties payable to users, the payment of liabilities for mutuums and works, and the payment of the generated income tax amount, implies an actual disbursement of funds for a total approximate amount of $ 7,600 million, in a 5-year term.

Additionally, it was agreed that the receivable amounts in favor of Edenor for the consumption of shantytowns with community meters generated from July 2017 through December 31, 2018 -exclusively with regard to the percentage agreed upon by the Federal Government-, relating to the framework Agreement (Note 2.c.) for $ 470.8 million, and the receivable amount resulting from applying the cap to the bills of users benefited from the Social Tariff for $ 923.0 million, would be offset against both part of the debt Edenor held with CAMMESA for loans received for the carrying out of works, and the debts Edenor held with CAMMESA for the investments made in the Costanera – Puerto Nuevo – Malaver 220kV Interconnection works, carried out through the Trust for the Management of Electric Power Transmission Works (FOTAE), and for the carrying out of the Tecnópolis Substation’s works.

In this framework, Edenor Extraordinary Shareholders’ Meeting dated June 10, 2019 not only ratified the actions taken by the Board of Directors in the negotiations and signing of the Agreement on the Implementation of the transfer of jurisdiction and the Agreement on the Regularization of obligations, but also approved the waiver of rights, actions and claims against the Federal Government originated in the Transitional Tariff Period, and the abandonment of the lawsuit filed in 2013 against the Federal Government.

Notwithstanding the above, the negative working capital of $5,088.6 million as of June 30, 2019 is a reflection of the Edenor’s still deteriorated economic and financial equation, mainly as a consequence of the constant increase in operating costs. Edenor’s Board of Directors believes that it has sufficient financing tools to meet any funding needs that might arise in the next 12 months.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

2.3.3. Framework Agreement and Social Tariff

Based on the terms of the Agreement on the Regularization of Obligations (Note 2.3.2), as of June 30, 2019, Edenor recognized revenue from the sale of electricity under the Framework Agreement for $ 470.8 million, relating to the Federal Government’s participation in the Framework Agreement until December 31, 2018.

Additionally, and as a consequence of the transfer of jurisdiction of the public service of electricity distribution, provided for by Law 27,467, from the Federal Government to the Province of Buenos Aires and to the City of Buenos Aires (Note 2.3.2.), Ednor will be required to undertake a review, with the new Grantors of the Concession, of the treatment to be given to the low-income areas and shantytowns’ consumption of electricity as from January 1, 2019. In this framework, the Government of the Province of Buenos Aires enacted Law No. 15,078 on General Budget, which establishes that the Province of Buenos Aires will pay for the aforementioned consumption the same amount as that paid in 2018, and that any amount in excess of that shall be borne by the Municipalities in whose territories the particular shantytowns are located. Such consumption shall be previously approved by the regulatory agencies or local authorities having jurisdiction in each area.

With regard to the discounts under the system of caps applicable to customers benefited from the Social Tariff that the Federal Government owed to this Distributor, the Company recorded revenue for $ 924 million, relating to the December 2017-December 2018 period, as a consequence of the implementation and subsequent cancellation thereof resulting from the Agreement on the Regularization of Obligations (Note 2.3.2).

2.4 Gas Transportation

On March 29, 2019, ENARGAS issued Resolution No. 192/2019 approved, effective as from April 1, 2019, a 26% increase in tariff schemes applicable to the natural gas transportation utility by TGS current as of March 31, 2019.

In accordance with current regulations, ENARGAS has considered the evolution of the IPIM update index between the months of August 2018 and February 2019 to define six-monthly adjustments to TGS’ tariffs.

This increase is granted under the six-monthly tariff update of the natural gas transportation service pursuant to the provisions of the RTI process.

2.4.2 Collection Deferrals

On June 21, 2019, the SGE issued Resolution No. 336/2019, which provided for a 22% payment deferral in bills issued from July 1, 2019 to October 31, 2019 for services provided to natural gas residential users.

These deferrals will be recoverable in five monthly, equal and consecutive installments payable in bills issued as from December 1, 2019. The Federal Government will pay to licensees an economic compensation for the financial cost of the deferral in the form of a government grant.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 2: (Continuation)

As of the issuance of these consolidated condensed interim financial statements, ENARGAS has not still issued the regulations to be applied to the above-mentioned economic compensation’s payment calculation and methodology.

2.5. Tax reform

2.5.1 Optional Tax Revaluation

On March 27, 2019, Pampa and CPB, based on their evaluation of the domestic context and the evolution of financial variables (including the inflation rate), have exercised their option to adhere to the tax revaluation regime on their property, plant and equipment existing as of December 31, 2017 pursuant to Title X of Law No. 27,430, the tax cost of such property thus increasing to $ 15,311 million.

On exercising this option, Pampa and CPB have to pay the special tax for a principal amount of $ 1,495 million plus interest for $ 45 million.

Additionally, Pampa and CPB waived all lawsuits and rights invoked in any previously brought judicial or administrative proceedings seeking the application of updating mechanisms on the income tax (see Notes 12.6 and 15.1). Furthermore, Pampa and CPB had to waive their rights to initiate any judicial or administrative proceeding seeking the application of such updating mechanisms regarding fiscal years ended before December 31, 2017.

2.5.2. Tax inflation adjustment

Law No. 27,430 provides for the application of the tax inflation adjustment set forth by Title VI of the Income Tax Law for the first, second and third fiscal year as from its effective date (in 2018) in case the IPC cumulative variation, calculated from the beginning to the end of each fiscal year, exceeds fifty-five percent (55%), thirty percent (30%) and fifteen percent (15%) for fiscal years 2018, 2019 and 2020, respectively.

Even though in fiscal year 2018 the IPC cumulative variation did not exceed 55%, the Group, based on its evaluation of the domestic context, the evolution of financial variables (including the inflation and the devaluation rates) and an average of inflation forecasts from the Market expectations survey report issued by the BCRA in June 2019, estimates that as of the closing of fiscal year 2019 the IPC cumulative variation will exceed the defined 30% condition and, therefore, has applied the tax inflation adjustment in its current and deferred income tax provision, except for the Company and its subsidiary PEFM, taking into account the merger process mentioned in Note 20, which have not exceeded the mentioned legal parameter in the six-month fiscal period ended June 30, 2019.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 3: BASIS OF PREPARATION

The Argentine Securities and Exchange Commission (CNV), under Title IV: “Periodic Reporting System”- Chapter III: “Provisions applicable to the form of presentation and valuation of financial statements” - Section 1 of its Rules, has provided for the application of Technical Resolution No. 26 (TR 26) of the Argentine Federation of Professional Councils in Economic Sciences (FACPCE), as amended, which adopts International Financing Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) for certain entities covered by the public offering regime set forth by Act No. 17811, whether on account of their capital stock or corporate bonds, or because they have requested an authorization to be covered by such regime.

These Condensed Interim Financial Statements for the six-month period ended June 30, 2019 have been prepared pursuant to the provisions of IAS 34, “Interim Financial Information”, are expressed in million pesos and were approved for their issuance by the Company’s Board of Directors on August 9, 2019.

This condensed interim financial information had been prepared under the historical cost convention, modified by the measurement of financial assets at fair value through profit or loss. These financial statements do not include all the information that would be required for complete annual financial statements and, therefore, they should be read together with the annual financial statements as of December 31, 2018, which have been prepared under IFRS.

These condensed interim financial statements for the six-month period ended June 30, 2019 have not been audited. The Company’s management estimates they include all the necessary adjustments to state fairly the results of operations for each period. The results for the three-month period ended June 30, 2019, does not necessarily reflect in proportion the Company’s results for the complete year.

The accounting policies have been consistently applied to all entities within the Group.

3.1 Change in Functional Currency

The Company changed its functional currency from the Peso to the U.S. dollar commencing on April 1, 2019 following a change in facts and circumstances relevant to its business operations. Therefore, as from April 1, 2019, the Company records its operations in U.S. dollars, the new functional currency.

For purposes of effecting this change, the Company has considered the following factors that have influenced the environment in which the entity operates and its sales prices:

(i)             the recent divestment in the refining and distribution segment, which has historically been subject to regulations by the Argentine Government, which had prices set in pesos;

(ii)           the alignment of the remuneration scheme for power generation with prices set directly in U.S. dollars by the Argentine Government, which has remained in effect despite the context of both local and international instability, including the significant exchange rate stress that the Argentine economy has endured;

(iii)          the growing trend of the use of agreements denominated in U.S. dollars in line with the Company’s strategy to focus investments and resources on the expansion of its power generation installed capacity; and

(iv)          the capacity to self-supply the fuel for generation, without the intervention of CAMMESA, on sale prices and a market to be developed through unconventional hydrocarbon resources.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 3: (Continuation)

The Company effected the change in functional currency prospectively as from April 1, 2019 as required by IAS 21 “The effects of change in foreign exchange rates”. For practical purposes, and to provide information to the users that may be relevant, reliable, clear and comparable, mainly in terms of the financial performance and cash flows of Pampa in fiscal year 2019, the change in functional currency occurred from April 1, 2019 was effected as from January 1, 2019. As the evolution of dollar and inflation was similar for the first quarter (approximately 15% and 12%, respectively), this simplification did not generate a distortive effect on the present financial statements.

Upon the change in the functional currency, all transactions in currencies other than the functional currency are considered “foreign currency transactions”.

3.2 Effects of changes in foreign exchanges rates

3.2.1 Functional and presentation currency

Information included in these financial statements is recorded in dollars which is the functional currency of the Company, which is the currency of the primary economic environment in which the entity operates and is presented in Argentine pesos, which is the legal currency in Argentina, in accordance to CNV´s requirements.

3.2.2 Transactions and balances in foreign currency

Foreign currency transactions are translated into the functional currency using the seller exchange rate on the date of each transaction or valuation, if there are remeasured items. Foreign exchange gain and loss arising on the settlement of monetary items and on translating monetary items at the closing using the closing exchange rate, are recognized within financial results in the statement of comprehensive income, unless they have been capitalized.

3.2.3 Group companies’ translation into presentation currency

The Company applies the step‑by‑step consolidation method, consequently, the financial statements of the foreign operation are first translated into the functional currency of the Company, and then translated into the presentation currency.

The results and financial position of the Company, subsidiaries, joint ventures and associates whose functional currency is dollar, are translated into the presentation currency at the end of each period, as follows:

- assets and liabilities are translated at the closing exchange rates;

- income and expenses are translated at the exchange rates at the dates of the transactions;

- the results from the translation of functional currency into presentation currency are recognized in “Other comprehensive income”.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 3: (Continuation)

The results and financial position of subsidiaries, joint ventures and associates whose functional currency is argentine peso, a currency of a hyperinflationary economy, are translated into the presentation currency using the closing exchange rate. The results generated by the application of IAS 29 adjustment mechanism for hyperinflationary economies, on the opening equity measured in functional currency are recognized in “Other comprehensive income”.

3.2.4 Classification of Other comprehensive income within the Company´s equity

The Company classifies and directly accumulates within equity, in the retained earnings line, the translation differences generated by results (at opening balance and of the year) of the Company and of the subsidiaries, joint ventures and associates whose functional currency is dollar.

The Company classifies and directly accumulates within equity, in the retained earnings line, the results generated by the application of IAS 29 adjustment mechanism, on the opening retained earnings measured in functional currency, while the remaining results are presented in a separate component of equity and accumulated until the disposal of the foreign operation in “Other comprehensive income”, in accordance to IAS 21.

As a result of the application of the described policy, the translation of the functional currency to a different presentation currency does not change the way in which the underlying items are measured, preserving the amounts, both retained earnings and equity holders, measured in the functional currency in which are generated.

3.2.5 Comparative information

Balances as of December 31, 2018 and for the six and three-month period ended on June 30, 2018, included in these interim condensed financial statements for comparative purposes, arise from the financial statements at those dates stated in terms of the measuring unit current as of December 31, 2018 in accordance with IAS 29 “Financial information in hyperinflationary economies”.

Certain non-significant reclassifications have been made to those financial statements´ figures to keep the consistency in the presentation with the figures of the current period.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these condensed interim financial statements are consistent with those used in the financial statements for the last fiscal year prepared under IFRSs, which ended on December 31, 2018, except as mentioned in Note 3.1.

4.1   New accounting standards, amendments and interpretations issued by the IASB effective as of December 31, 2018 and adopted by the Company

The Company has applied the following standards and / or amendments for the first time as of January 1, 2019:

-         IFRS 16 “Leasing” (issued in January 2016)

-         IFRIC 23 "Uncertainty over Income Tax Treatments" (issued in June 2017)

-         IFRS 9 "Financial instruments" (application guidance modified in October 2017)

-         IAS 28 "Investments in associates and joint ventures" (amended in October 2017)

-         Improvements to IFRSs – 2015-2017 Cycle (amendments issued in December 2017)

-         IAS 19 - "Employee benefits" (amended in February 2018)

The impact of the initial application of IFRS 16, on the results of the operations and the financial position of the Company as from January 1, 2019, is disclosed below.

The application of the rest of the standards, modifications or interpretations did not have any impact on the results of the operations or the financial position of the Company.

4.1.1                Impacts of IFRS 16 adoption

The Company opted to apply the practical expedients permitted under IFRS 16, in relation to the lease contracts previously identified as such under IAS 17, retrospectively with the cumulative effect recognised as an adjustment to the opening balance of retained earnings as of January 1, 2019, without restating the comparative information.

The Company’s management has assessed lease contracts and has identified commitements that correspond to contracts for which the lease term ends within 12 months of the date of initial application or to short-term leases, which continue to be recognised by the Company, in a straight line basis.

The Company, at the date of initial application, maintained the recorded book value for right-of-use assets and lease liabilities previously classified as finance leases under IAS 17.

Finally, no transition adjustments were made for leases in which Pampa is a lessor.

As a result, the Company did not recognise any adjustment to the opening balance of retained earnings due to IFRS 16 initial application.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: GROUP STRUCTURE

5.1. Discontinued operations

Discontinued operations as of June 30, 2018 correspond to the following sales transactions:

5.1.1. Sale of PELSA shares and certain oil areas

On April 4, 2018, the transaction for the sale to Vista Oil & Gas S.A.B. de C.V. of the Company’s 58.88% direct interest in PELSA and direct interests in the Entre Lomas, Bajada del Palo, Agua Amarga and Medanito-Jagüel de los Machos blocks, for a price of US$ 389 million, was completed.

5.1.2. Sale of assets in the Refining and Distribution segment

On May 9, 2018, the sale of the following assets to Trafigura Ventures B.V. and Trafigura Argentina S.A., was closed: (i) the Ricardo Eliçabe refinery; (ii) the Avellaneda lubricants plant; (iii) the Caleta Paula reception and dispatch plant; and (iv) the gas stations network. Following the application of the stipulated adjustments, the transaction price amounted to US$ 124.5 million. Furthermore, after the closing of the transaction, Trafigura paid to Pampa the amount of US$ 56 million.

The Company considers that it has transferred control of all the assets under IFRS, given that under the participation contracts entered into with Trafigura, it does not retain the capacity to redirect the use and obtain substantially the remaining benefits. As of the date hereof, the transfer of all the stated assets has been completed, except for the legal transfer of ownership and the actual assignment of agreements associated with three gas stations due to the process for their rebranding to the “Puma Energy” brand, owned by Trafigura, which is expected to end in the fourth quarter of 2019.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The consolidated statement of comprehensive income related to discontinued operations is presented below:

Corresponding to the six-month period ended June 30, 2018

		Oil and gas	Refining y distribution	Eliminations	Total
Revenue		2,218	12,561	(2,756)	12,023
Cost of sales		(1,102)	(10,448)	2,736	(8,814)
Gross profit		1,116	2,113	(20)	3,209

Selling expenses		(65)	(1,145)	-	(1,210)
Administrative expenses		(42)	(149)	-	(191)
Exploration expenses		(4)	-	-	(4)
Other operating income		55	197	-	252
Other operating expenses		(56)	(228)	-	(284)
Result from the sale of shareholdings in companies and property, plant and equipment		3,455	190	-	3,645
Operating income		4,459	978	(20)	5,417

Gain (loss) on net monetary position	-	186	80	(47)	219
Financial income		144	24	-	168
Financial expenses		-	(10)	-	(10)
Other financial results		(112)	486	-	374
Financial results, net		218	580	(47)	751
Income (loss) before income tax		4,677	1,558	(67)	6,168
					-
Income tax		(1,599)	(444)	-	(2,043)
Profit (loss) of the period from discontinued operations		3,078	1,114	(67)	4,125

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Income tax		(67)	-	-	(67)
Reclasification form exchange differences on translation		132			132
Exchange differences on translation		156	-	-	156
Other comprehensive loss of the period from discontinued operations		221	-	-	221
Total comprehensive income (loss) of the period from discontinued operations		3,299	1,114	(67)	4,346

		Oil and gas	Refining y distribution	Eliminations	Total
Total income (loss) of the period from discontinued operations attributable to:
Owners of the company		2,998	1,114	(67)	4,045
Non - controlling interest		80	-	-	80
		3,078	1,114	(67)	4,125

Total comprehensive income (loss) of the period from discontinued operations attributable to:
Owners of the company		2,998	1,114	(67)	4,045
Non - controlling interest		301	-	-	301
		3,299	1,114	(67)	4,346

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The consolidated statement of cash flows related to discontinued operations is presented below:

06.30.2018

Net cash used in operating activities	(1,728)
Net cash used in investing activities	(37)
Net cash generated by financing activities	1,546
Decrease in cash and cash equivalents from discontinued operations	(219)

Cash and cash equivalents at the begining of the year	219
Loss on net monetary position genarated by cash and cash equivalent	-
Decrease in cash and cash equivalents	(219)
Cash and cash equivalents at the end of the period	-

5.2.  Interest in subsidiaries, associates and joint ventures

5.2.1 Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

			06.30.2019	12.31.2018
Company	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
Corod	Argentina	Oil	100.00%	100.00%
CPB	Argentina	Generation	100.00%	100.00%
CPB Energía S.A.	Argentina	Generation	100.00%	100.00%
Ecuador TLC S.A.	Ecuador	Oil	100.00%	100.00%
Edenor (1)	Argentina	Distribution of energy	52.71%	52.18%
Enecor S.A.	Argentina	Transportation of electricity	69.99%	69.99%
HIDISA	Argentina	Generation	61.00%	61.00%
HINISA	Argentina	Generation	52.04%	52.04%
PACOSA	Argentina	Distributor	100.00%	100.00%
PACOSA	Argentina	Investment	-	100.00%
PEB	Bolivia	Investment	100.00%	100.00%
PACOGEN	Argentina	Oil	100.00%	100.00%
PEFM	Argentina	Generation	100.00%	100.00%
Petrobras Energía Colombia Gran Cayman (3)	Colombia	Oil	-	100.00%
Petrobras Energía Ecuador	Gran Cayman	Investment	100.00%	100.00%
Energía Operaciones ENOPSA S.A.	Ecuador	Oil	100.00%	100.00%
Petrolera San Carlos S.A.	Venezuela	Oil	100.00%	100.00%
PHA	Spain	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PPSL	Spain	Investment	100.00%	100.00%
TGU	Uruguay	Gas transportation	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%
Trenerec Energía Bolivia	Bolivia	Investment	100.00%	100.00%
Trenerec	Ecuador	Investment	100.00%	100.00%

(1)          Corresponds to effective interest considering the treasury shares in Edenor´s effect (51,76% nominal interest)

(2)          On May 29, 2019, PEA’s Shareholders’ Meetings resolved to change its corporate name to CTB. In the month of June 2019, the Company sold to PACOGEN and YPF 48% and 50%, respectively, of its interest in CTB, whereas PP sold to PACOGEN 2% of its interest in CTB.

(3)          Liquidated company in January 2019.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

5.2.1.       Investments in associates and joint ventures

The following table presents the main activity and information from the financial statements used for valuation and percentages of participation in associates and joint ventures:

		Information about the issuer
	Main activity	Date	Share capital	Profit (loss) of the period	Equity	Direct and indirect participation %
Associates
Refinor	Refinery	03.31.2018	92	84	3,001	28.50%
OCP (3)	Transport of hydrocarbons	06.30.2019	4,265	634	11,033	15.91%

Joint ventures
CIESA (1)	Investment	06.30.2019	639	3,441	18,508	50%
Citelec (2)	Investment	06.30.2019	556	361	7,886	50%
Greenwind	Generation	06.30.2019	5	(11)	(515)	50%
CTB (4)	Generation	06.30.2019	8,558	563	8,474	50%

(1) The Company holds a direct and indirect interest of 50% in CIESA, a company that holds a 51% interest in the share capital of TGS. therefore, the Company has an indirect participation of 25.50% in TGS.

(2) Through a 50% interest, the company joint controls Citelec, company that controlled Transener with 52.65% of the shares and votes. As a result, the Company has an indirect participation of 26.33% in Transener.

(3) The company holds a 15.91% indirect interest through PEB.

(4) The company holds a 50% indirect interest through PACOGEN.

The details of the balances of investments in associates and joint ventures is as follows:

	06.30.2019	12.31.2018
Disclosed in non-current assets
Associates
Refinor	1,029	960
OCP	1,755	1,305
Other	11	10
	2,795	2,275
Joint ventures
CIESA	11,149	9,755
Citelec	3,560	3,303
Greenwind	4,237	-
	18,946	13,058
	21,741	15,333
Disclosed in non-current liabilities
Greenwind (1)	199	153
	199	153

(1)        The Company provides financial assistance to this company.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

The following tables show the breakdown of the result from investments in associates and joint ventures:

	06.30.2019	06.30.2018
Associates
Oldelval	-	59
Refinor	(52)	(42)
OCP	994	-
	942	17

Joint ventures
CIESA	1,659	746
CTB	42	-
Citelec	291	409
Greenwind	(6)	(467)
	1,986	688
	2,928	705

The evolution of investments in associates and joint ventures is as follows:

	Note	06.30.2019	06.30.2018
At the beginning of the year		15,180	11,876
Reclassifications		(436)	-
Dividends	16	(3,361)	-
Other decreases		4,279	-
Share of profit		2,928	705
Traslation differences		2,952	-
At the end of the period		21,542	12,581

5.2.3 Investment in CIESA

Acquisition of own shares in TGS

On March 27, 2019, TGS’ Board of Directors approved a third TGS Share Buyback Program in Argentine pesos in the stock exchange and determined the maximumamount to invest in $ 1,500 million.

As of June 30, 2019, TGS holds 20,402,340 shares in treasury, which represent 2.57% of its total capital stock. Their market acquisition cost amounted to $ 2,408 million which, pursuant to Title IV, Chapter III, section 3.11.c of the Rules, restricts the net realized income amount distributable by TGS.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

Investment in CITELEC - Employee Shareholding Program – Transba S.A.

In the year 1997, the Executive Branch of the Province of Buenos Aires awarded 100% of Transba’s Series “A”, “B” and “C” shares to Transener. Series “C” shares were awarded subject to the obligation to transfer them to the Employee Shareholding Program benefiting certain Transba employees, Transener holding 89.99% of Transba’s capital stock.

On June 28, 2019, Transener acquired all the shares under such program. Consequently, Transener now holds 99.99 % of Transba’s capital stock.

Investment in CTB - Acquisition of CTEB

On May 29, 2019, the Company, after submitting a joint bid, was notified by IEASA that PISA, a subsidiary of the Company, through its subsidiary PACOGEN, and YPF S.A. (“YPF”) were awarded National and International Public Tender No. CTEB 02/2019 called pursuant to Resolution No. 160/19 issued by the Government Secretariat of Energy for the sale and transfer by IEASA of CTEB’s goodwill (the “Tender”).

On June 26, the acquisition by CTB —a company co-controlled by YPF S.A. and PACOGEN— of CTEB’s goodwill assigned by IEASA, was completed. CTEB’s goodwill acquisition also includes the trustee’s contractual status under the Trust, which debt securities (‘VRDs’) as of the issuance hereof (excluding the VRDs acquired by CTB) amount to US$229 million.

CTEB is located in the petrochemical complex of the City of Ensenada, Province of Buenos Aires, and consists of two open-cycle gas turbines with an installed capacity of 567 MW.

Pursuant to the terms of the Tender, CTB will have to obtain the commercial commissioning of the closing to combined cycle within a term of 30 months, thus increasing its installed capacity to 847 MW, with an estimated US$ 200 million investment.

Both the open and the closed cycle are under energy supply agreements executed with CAMMESA pursuant to Resolution No. 220/07 issued by the former SE: the first one effective from March 26, 2009 to April 27, 2022, as amended and modified from time to time, and the second one executed on March 26, 2013 and expiring 10 years as from the commercial commissioning of the combined cycle.

CTEB’s relative acquisition price amounted to US$ 282 million, which includes the total amount (in cash) tendered and the purchase price of a certain number of VRDs issued by the Enarsa-Barragán Financial Trust, for which payment CPB received a US$ 200 million contribution paid in equal parts by its co-controlling companies, and entered into a loan agreement in the amount of US$ 170 million with a banking syndicate, without recourse to the Company or YPF, provided CTEB’s commercial commissioning is granted within the above-mentioned 30-months term.

Pampa will be responsible for managing its operations until 2023 and YPF, through its subsidiary YPF Energía Eléctrica S.A., will supervise the necessary works for CTEB’s conversion into combined cycle. Services will be provided by YPF and Pampa on a rotating basis for 4-year periods.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

For the acquisition of the goodwill, CTB’s management is completing an assessment of the fair value of the assets acquired and the liabilities taken on as of June 26, 2019, to which effect it has hired a third-party appraiser. This specialist has not yet completed the final valuations, which may differ from the initial estimates.

The following table details the transferred consideration and the provisional fair values of assets acquired and the liabilities taken on as of June 26, 2019:

Million US$
Total transferred consideration	(282)
Fair value of identifiable assets	511
Fair value of identifiable liabilities	(229)
Fair value of net assets	282

Investment in OCP

On December 5, 2018, before the execution of the agreement between OCP and the Ecuadorian Government putting an end to all claims and legal actions regarding discrepancies with the Ecuadorian Treasury, the Company, through its subsidiary PEB, executed an agreement with Agip Oleoducto de Crudos Pesados BV (AGIP”) for the purchase of shares representing 4.49% of OCP’s capital stock and of the financial credit that AGIP maintained with respect to the subordinated debt issued by OCP, in consideration of a base price equivalent to US$ 1 (one U.S. dollar).

On June 20, 2019, after the meeting of all precedent conditions the transaction was subject to, including the notification of the authorization of the transaction by the Ecuadorian Government, which was received by OCP on March 19, 2019, on March 8, 2019 the transaction was closed and registered with the Shareholders’ Registry Book.

Pursuant to the agreement, in case the above-mentioned financial credit is collected by PEB before its maturity in 2021, PEB will reimburse AGIP 50% or 25% of the amount collected if the collection occurs in 2019 or 2020, respectively.

It is worth highlighting that, before the agreement with the Ecuadorian Government and as a result of certain tax assessments favorable to it in issues where OCP had differences in interpretation with the Ecuadorian Treasury, OCP had negative equity, and the Company’s prior shareholding had so far been valued at zero. Taking into consideration the timeliness of the agreement with AGIP, which was executed prior to the reversal of the above-mentioned situation, the closing of the transaction involved the recognition of a provisional profit of US$22 million under IAS 28.

As regards the acquisition of this interest, PEB’s management is calculating the fair value of assets acquired and liabilities taken on as of June 20, 2019. These assessments have not yet been completed and, consequently, initial estimates may differ from the final valuation.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

Accordingly, the composition of provisional profits for the period is detailed below:

in million US$
Acquisition cost (1)	(0.1)
Contingent compensation (2)	(6.4)
Total consideration	(6.5)
Value of the interest in the fair value of affiliate’s identifiable assets and liabilities	11.7
Monetary assets – OCP’s subordinated debt	14.2
Received monetary assets	2.5
Total received assets	28.4
Provisional profit (3)	21.9

(1)     Including expenses paid by PEB to the Ecuadorian Government (Ministry of the Environment) in the amount of US$ 0.1 million for the granting of the authorization to transfer the shares held by AGIP.

(2)     Contingent consideration calculated based on the estimated of the probability of collection of the financial credit with OCP prior to maturity.

(3)      Disclosed under “Profit/loss from the participation in joint businesses and associates”

5.3. Interests in oil and gas blocks

Parva Negra Este

Upon the expiration of the exploration license’s extension in the month of April 2019, on March 29, 2019 GyP requested that the block should be classified as an evaluation block for a 3-year period.

Río Atuel

As a result of the delay in the approval of the drilling project filed on December 19, 2018 and upon the operator’s request, on June 19, 2019 the applicable authorities provided for the suspension of the term of the second exploratory period in progress, extending the maturity date to December 7, 2019. On June 7, 2019, the project’s notice for these wells was approved.

Chirete

After the discovery of oil in late 2018, on February 22, 2019 the applicable authorities granted a 12-months term extension, effective as from November 18, 2018, for the third exploratory period. Since the field discovered in this block turned out to be commercially exploitable, on April 26, 2019 an application was filed for the granting of a hydrocarbon exploitation concession over the “Los Blancos” block, with a 95-km2 surface, and on April 30, 2019 a three-year extension of the third exploratory period for the permit’s remaining area was requested.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 5: (Continuation)

Enarsa 1 and Enarsa 3

The Company had timely informed the partners of its decision not to take part in their reconversion into exploration permits. Upon the passing of SGE Res. No. 195/19 and 196/19, effective as from April 15, 2019, a process was implemented for their relinquishment and transfer back to the Federal Government and partial reconversion and, therefore, Pampa no longer holds any interest in these areas.

NOTE 6: FINANCIAL RISK MANAGEMENT

6.1 Critical accounting estimates and judgments

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgements on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2018.

6.2 Financial risk management

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

(In millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: SEGMENT INFORMATION

The Company is an integrated energy company in Argentina, which participates in the various segments of the electricity sector, in the exploration and production of gas and oil, in petrochemicals and in the refining and distribution of fuels.

Through its own activities, subsidiaries and holdings in joint ventures and affiliates, and based on the business nature, customer portfolio and risks involved, we were able to identify the following business segments:

Electricity Generation, consisting of the Company’s direct and indirect interests in CPB, HINISA, HIDISA, Greenwind, PEFMSA, Enecor, TMB, TJSM, CTB and through its own electricity generation activities through Central Térmica Güemes, Loma de la Lata, Genelba, Piquirenda, Parque Pilar, Ingeniero White and EcoEnergía, the Pichi Picún Leufú hydroelectric complex and the wind power park Pampa Energía II.

Electricity Distribution, consisting of the Company’s indirect interest in Edenor.

Oil and Gas, consisting of the Company’s own interests in oil and gas areas and through its direct interest in PACOSA and Oldelval and indirectly in OCP. As of June 30, 2018, the Company has classified the results of the divestment mentioned in Note 5.1 as discontinued operations.

Petrochemicals, comprising of the Company’s own styrenics operations and the catalytic reformer plant operations conducted in Argentine plants.

Holding and Other Business, consisting of financial investment transactions, holding activities, interests in the associate Refinor and in joint businesses CITELEC and CIESA and their respective subsidiaries, which hold the concession over the high voltage electricity transmission nationwide and over gas transportation in the South of the country, respectively. As of June 30, 2018, the results of the divestment mentioned in Note 5.1 are disclosed as discontinued operations.

The Company manages its operating segments based on their individual net results.

The information as of December 31, 2018 and June 30, 2018, which is disclosed below for comparative purposes, arises from the financial statements as of those dates stated in terms of the measuring unit current as of December 31, 2018 pursuant to IAS 29 - “Financial Reporting in Hyperinflationary Economies”.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

								in million of pesos
Consolidated profit and loss information as of June 30, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	409	840	88	168	10	-	1,515	63,878
Intersegment sales	-	-	136	-	-	(136)	-	-
Cost of sales	(236)	(674)	(142)	(153)	-	135	(1,070)	(45,131)
Gross profit (loss)	173	166	82	15	10	(1)	445	18,747

Selling expenses	(1)	(75)	(5)	(3)	(2)	-	(86)	(3,644)
Administrative expenses	(15)	(35)	(23)	(2)	(13)	-	(88)	(3,704)
Exploration expenses	-	-	(2)	-	-	-	(2)	(71)
Other operating income	5	6	4	2	5	-	22	950
Other operating expenses	(4)	(25)	(6)	(7)	(5)	-	(47)	(1,957)
Share of profit (loss) from joint ventures and associates	3	-	24	-	42	-	69	2,928
Agreement on the Regularization of Obligations	-	308	-	-	-	-	308	13,066
Operating profit (loss)	161	345	74	5	37	(1)	621	26,315

Gain (loss) on net monetary position	-	137	-	-	-	-	137	5,825
								-
Financial income	35	10	14	1	4	-	64	2,399
Financial expenses	(46)	(74)	(40)	(9)	(1)	-	(170)	(7,151)
Other financial results	(5)	(9)	18	(1)	3	-	6	538
Financial results, net	(16)	64	(8)	(9)	6	-	37	1,611
Profit (loss) before income tax	145	409	66	(4)	43	(1)	658	27,926

Income tax	(27)	(153)	(13)	1	228	-	36	1,159
Profit (loss) for the period	118	256	53	(3)	271	(1)	694	29,085

Depreciation and amortization	34	46	50	-	-	-	130	5,262

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

								En millones de pesos
Consolidated profit and loss information as of June 30, 2019	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the Company	114	133	53	(3)	271	(1)	567	23,704
Non - controlling interest	4	123	-	-	-	-	127	5,381

Consolidated statement of financial position as of June 30, 2019
Assets	1,472	1,724	1,157	148	1,673	(185)	5,989	254,288
Liabilities	1,312	1,174	1,119	150	(112)	(184)	3,459	146,861

Additional consolidated information as of June 30, 2019
Increases in property, plant and equipment	143	105	77	1	2	-	328	13,897

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

								in million of pesos
Consolidated profit and loss information as of June 30, 2018	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Revenue	261	778	232	163	16	-	1,450	54,663
Intersegment sales	1	-	11	-	-	(12)	-	-
Cost of sales	(128)	(553)	(147)	(145)	-	10	(963)	(36,308)
Gross profit (loss)	134	225	96	18	16	(2)	487	18,355

Selling expenses	(2)	(56)	(7)	(6)	-	-	(71)	(2,677)
Administrative expenses	(15)	(35)	(28)	(10)	(13)	-	(101)	(3,805)
Exploration expenses	-	-	-	-	-	-	-	(5)
Other operating income	1	5	130	2	3	-	141	5,326
Other operating expenses	(2)	(20)	(88)	(12)	(4)	-	(126)	(4,741)
Share of profit (loss) from joint ventures and associates	(13)	-	2	-	30	-	19	705
Operating profit (loss)	103	119	105	(8)	32	(2)	349	13,158

Gain (loss) on net monetary position	96	88	59	(18)	(28)	-	197	7,413
Financial income	19	8	3	-	5	-	35	1,313
Financial expenses	(35)	(51)	(36)	-	(3)	-	(125)	(4,728)
Other financial results	(171)	(43)	(287)	(31)	56	-	(476)	(17,936)
Financial results, net	(91)	2	(261)	(49)	30	-	(369)	(13,938)
Profit (loss) before income tax	12	121	(156)	(57)	62	(2)	(20)	(780)

Income tax	(10)	(43)	50	10	7	-	14	543
Profit (loss) for the period from continuing operations	2	78	(106)	(47)	69	(2)	(6)	(237)
Profit for the period from discontinued operations	-	-	81	-	30	(2)	109	4,125
Profit (loss) for the period	2	78	(25)	(47)	99	(4)	103	3,888
Depreciation and amortization	29	29	48	4	-	-	110	4,100

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 7: (Continuation)

								En millones de pesos
Consolidated profit and loss information as of June 30, 2018	Generation	Distribution of energy	Oil and gas	Petrochemicals	Holding and others	Eliminations	Consolidated	Consolidated
Total profit (loss) attributable to:
Owners of the Company	(1)	41	(25)	(47)	99	(4)	63	2,392
Non - controlling interest	3	37	-	-	-	-	40	1,496

Consolidated statement of financial position as of December 31,2018
Assets	1,254	1,894	1,098	136	775	(121)	5,036	213,835
Liabilities	936	1,102	1,131	176	220	(123)	3,442	146,152

Additional consolidated information as of December 31, 2018
Increases in property, plant and equipment	94	76	60	-	1	5	236	10,018

The accounting criteria used by the different subsidiaries for measuring the segments’ results, assets and liabilities are consistent with those used in the financial statements. Assets and liabilities are assigned based on the segment’s activity.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTEA 8: REVENUE

	06.30.2019	06.30.2018

Sales of energy to the Spot Market	11,130	4,963
Sales of energy by contract	5,865	4,845
Other sales	47	6
Generation subtotal	17,042	9,814

Energy sales	35,581	29,192
Right of use of poles	123	99
Connection and reconnection charges	35	41
Distribution subtotal	35,739	29,332

Oil, Gas and liquid sales	3,594	8,686
Other sales	67	58
Oil and gas subtotal	3,661	8,744

Administrative services sales	394	611
Other sales	10	-
Holding and others subtotal	404	611

Petrochemicals sales	7,032	6,162
Petrochemicals subtotal	7,032	6,162
Total revenue	63,878	54,663

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 9: COST OF SALES

	06.30.2019	06.30.2018
Inventories at the beginning of the year	5,169	4,265

Plus: Charges for the period
Purchases of inventories, energy and gas	30,664	24,612
Salaries and social security charges	3,737	3,513
Benefits to personnel	179	115
Accrual of defined benefit plans	158	123
Works contracts, Fees and compensation for services	2,424	1,956
Property, plant and equipment depreciations	4,728	3,838
Intangible assets amortization	153	62
Assets by right of use amortization	15	-
Transport of energy	79	32
Consumption of materials	1,005	548
Penalties (1)	964	995
Maintenance	500	398
Canons and Royalties	1,277	1,342
Environmental control	49	67
Rental and insurance	465	253
Surveillance and security	179	74
Taxes, rates and contributions	93	51
Other	114	308
Subtotal	46,783	38,287

Traslation differences	215	-

Less: Inventories at the end of the period	(7,036)	(6,244)
Total cost of sales	45,131	36,308

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: OTHER ITEMS OF THE STATEMENTO OF COMPREHENSIVE INCOME

10.1 SELLING EXPENSES

	06.30.2019	06.30.2018
Salaries and social security charges	524	464
Benefits to the personnel	18	3
Accrual of defined benefit plans	21	14
Fees and compensation for services	676	653
Compensation agreements	17	27
Property, plant and equipment depreciations	226	81
Intangibles assets amortizations	15	-
Taxes, rates and contributions	545	570
Communications	149	137
Penalties	981	160
Net impairment losses on financial assets	297	484
Transport	101	81
Other	74	3
Total selling expenses	3,644	2,677

10.2 ADMINISTRATIVE EXPENSES

	06.30.2019	06.30.2018
Salaries and social security charges	1,416	1,584
Benefits to the personnel	147	89
Accrual of defined benefit plans	121	41
Fees and compensation for services	1,100	1,127
Compensation agreements	17	55
Directors' and Syndicates' fees	132	117
Property, plant and equipment depreciations	308	181
Consumption of materials	57	50
Maintenance	43	42
Transport and per diem	43	34
Rental and insurance	100	113
Surveillance and security	40	108
Taxes, rates and contributions	59	145
Communications	36	34
Intangibles assets amortizations	15	-
Institutional advertising and promotion	39	11
Other	31	74
Total administrative expenses	3,704	3,805

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.3 EXPLORATION EXPENSES

	06.30.2019	06.30.2018
Geological and geophysical expenses	67	5
Decrease in unproductive wells	4	-
Total exploration expenses	71	5

10.4 OTHER OPERATING INCOME AND EXPENSES

Other operating income	06.30.2019	06.30.2018
Compensation for transaction agreemnet in Ecuador	-	3,839
Recovery of doubtful accounts	16	5
Insurrance recovery	118	-
Surplus Gas Injection Compensation	-	892
Commissions on municipal tax collections	49	38
Services to third parties	279	135
Profit for property, plant and equipment sale	44	46
Dividends received	47	14
Onerous contract (Ship or pay)	-	3
Reversal of contingencies provision	15	8
Other	382	346
Total other operating income	950	5,326

Other operating expenses
Provision for contingencies	(749)	(690)
Decrease in property, plant and equipment	(34)	(18)
Allowance for uncollectible tax credits	(32)	-
Tax on bank transactions	(651)	(533)
Cost for services provided to third parties	(38)	(17)
Donations and contributions	(30)	(37)
Institutional relationships	(45)	(64)
Extraordinary Canon	-	(118)
Onerous contract (Ship or Pay)	(1)	(202)
Tax contingencies in Ecuador	-	(2,687)
Other	(377)	(375)
Total other operating expenses	(1,957)	(4,741)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

Sale of the Dock Sud storage terminal

On March 6, 2019, the Company agreed with Raízen Argentina, a licensee of the Shell brand, on the sale, subject to the meeting of certain conditions precedent which are customary for this kind of transactions, of the Dock Sud storage terminal, which tank yard has a total installed capacity of 228 thousand m3.

On March 30, 2019, after the meeting of all precedent conditions, the transfer of the Dock Sud Terminal to the purchaser was completed at a price of US$ 19.5 million, plus US$ 2 million on account of products. The transaction resulted in profits before income tax in the amount of $ 45 million, which are disclosed in item “Gains/losses on the sale of Property, plant and equipment” under “Other operating income”.

10.5 FINANCIAL RESULTS

	06.30.2019	06.30.2018
Gain on monetary position	5,825	7,413

Commercial interest	1,436	869
Financial interest	607	368
Other interest	356	76
Total finance income	2,399	1,313

Finance expenses
Commercial interest	(2,155)	(996)
Fiscal interest	(94)	(162)
Financial interest (1)	(4,341)	(3,530)
Other interest	(492)	(3)
Other financial expenses	(69)	(37)
Total financial expenses	(7,151)	(4,728)

Other financial results
Foreign currency exchange difference, net	(884)	(18,547)
Changes in the fair value of financial instruments	1,588	821
Discounted value measurement	(179)	(174)
Discounted value measurement - asset retirement obligation accretion	(36)	(36)
Results for the repurchase of corporate bonds	22	-
Other financial results	27	-
Total other financial results	538	(17,936)

Total financial results, net	1,611	(13,938)

(1) Net of $ 336 million and $ 373 million capitalized in property, plant and equipment for the six-month periods ended June 30, 2019 and 2018, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 10: (Continuation)

10.6 INCOME TAX AND MINIMUM NOTIONAL INCOME TAX

The breakdown of income tax charge is:

	06.30.2019	06.30.2018
Current tax	3,345	1,529
Deferred tax	(5,993)	(1,881)
Difference in the estimate of previous fiscal year income tax and the income return	78	(191)
Direct charges for income tax	1,411	-
Total gain income tax expense	(1,159)	(543)

Below is a reconciliation between income tax expense and the amount resulting from application of the tax rate on the income before taxes:

	06.30.2019	06.30.2018
Profit before tax	27,926	(780)
Current tax rate	30%	30%
Result at the tax rate	8,378	(234)
Share of profit of joint ventures and associates	(567)	(210)
Non-taxable results	(421)	(1,013)
Effects of exchange differences and other results associated with the valuation of the currency, net	(1,287)	-
Effect of the valuation of property, plant and equipment and intangible assets, net	1,911	-
Other	64	190
Gain on monetary position	544	499
Effect of tax rate change in deferred tax	1,607	130
Adjustment effect for tax inflation	(2,674)	-
Effect on the deferred tax liability for the optional tax revaluation	(5,575)	-
Difference in the estimate of previous fiscal year income tax and the income tax statement	(3,139)	95
Total (gain) loss income tax expense	(1,159)	(543)

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: NON-FINANCIAL ASSETS AND LIABILITIES

11.1 PROPERTY, PLANT AND EQUIPMENT

	Original values
Type of good	At the beginning	Increases	Transfers	Decreases	Traslation effect	At the end

Land	820	-	-	(341)	94	573
Buildings	7,814	5	148	(51)	1,127	9,043
Equipment and machinery	39,606	35	8,522	-	5,178	53,341
High, medium and low voltage lines	38,061	7	1,540	(76)	8,537	48,069
Substations	13,769	1	640	-	3,088	17,498
Transforming chamber and platforms	7,859	81	213	(46)	1,763	9,870
Meters	7,890	3	674	-	1,770	10,337
Wells	21,174	440	1,095	(4)	2,583	25,288
Mining property	10,069	-	-	-	1,271	11,340
Vehicles	813	7	-	(3)	164	981
Furniture and fixtures and software equipment	2,532	79	104	(16)	401	3,100
Communication equipments	554	-	-	-	120	674
Materials and spare parts	1,222	378	(326)	(6)	155	1,423
Distribution storage center	363	-	-	(397)	34	-
Petrochemical industrial complex	558	-	70	-	152	780
Work in progress	29,523	12,336	(12,278)	(132)	5,004	34,453
Advances to suppliers	722	525	(455)	-	159	951
Other goods	168	-	53	-	17	238

Total at 06.30.2019	183,517	13,897	-	(1,072)	31,617	227,959
Total at 06.30.2018	162,758	-	10,018	-	(82)	172,694

Free translation from the original prepared in Spanish for publication in Argentina

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

	Depreciation
						Net book values
Type of good	At the beginning	Decreases	For the period	Traslation effect	At the end	At the end	At 12.31.2018

Land	-	-	-	-	-	573	820
Buildings	(2,803)	28	(163)	(380)	(3,318)	5,725	5,011
Equipment and machinery	(14,460)	-	(1,423)	(1,873)	(17,756)	35,585	25,146
High, medium and low voltage lines	(12,172)	75	(872)	(2,730)	(15,699)	32,370	25,889
Substations	(3,974)	-	(303)	(891)	(5,168)	12,330	9,795
Transforming chamber and platforms	(2,160)	14	(181)	(484)	(2,811)	7,059	5,699
Meters	(3,001)	-	(232)	(673)	(3,906)	6,431	4,889
Wells	(12,087)	-	(1,129)	(1,545)	(14,761)	10,527	9,087
Mining property	(4,505)	-	(594)	(582)	(5,681)	5,659	5,564
Vehicles	(592)	1	(118)	(120)	(829)	152	221
Furniture and fixtures and software equipment	(1,828)	14	(210)	(273)	(2,297)	803	704
Communication equipments	(378)	-	(11)	(83)	(472)	202	176
Materials and spare parts	(68)	1	(12)	(16)	(95)	1,328	1,154
Distribution storage center	(93)	107	(5)	(9)	-	-	270
Petrochemical industrial complex	(256)	-	(6)	(131)	(393)	387	302
Work in progress	-	-	-	-	-	34,453	29,523
Advances to suppliers	-	-	-	-	-	951	722
Other goods	(135)	-	(3)	(15)	(153)	85	33

Total at 06.30.2019	(58,512)	240	(5,262)	(9,805)	(73,339)	154,620
Total at 06.30.2018	(51,187)	3	(4,100)	-	(55,284)	117,410
Total at 12.31.2018							125,005

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

Labor costs capitalized in the book value of property, plant and equipment during the six-month periods ended June 30, 2019 and 2018, amounted to $ 580 and $ 290 million, respectively.

Borrowing costs capitalized in the book value of property, plant and equipment during the six-month periods ended June 30, 2019 and 2018, amounted to $ 336 and $ 81 million, respectively.

11.2 INTANGIBLE ASSETS

Original values
Type of good	At the beginning	Traslation effect	Decrease	At the end

Concession agreements	10,267	1,685	-	11,952
Goodwill	1,309	171	-	1,480
Intangibles identified in acquisitions of companies	263	26	-	289
Total at 06.30.2019	11,839	1,882	-	13,721
Total at 06.30.2018	10,883	-	-	10,883

	Depreciation
Type of good	At the beginning	For the period	Traslation effect	At the end

Concession agreements	(5,675)	(145)	(774)	(6,594)
Intangibles identified in acquisitions of companies	(84)	(8)	(10)	(102)
Total at 06.30.2019	(5,759)	(153)	(784)	(6,696)
Total at 06.30.2018	(5,043)	(62)	-	(5,105)

	Net book values
Type of good	At the end	At 12.31.2018

Concession agreements	5,358	4,592
Goodwill	1,480	1,309
Intangibles identified in acquisitions of companies	187	179
Total at 06.30.2019	7,025
Total at 06.30.2018	5,778
Total at 12.31.2018		6,080

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

11.3 DEFERRED TAX ASSETS AND LIABILITIES AND INCOME TAX

The composition of the deferred tax assets and liabilities is as follows:

	06.30.2019	12.31.2018
Tax los-carryforwards	2,498	1,975
Trade and other receivables	326	464
Derivative financial instruments	411	-
Financial assets at fair value through profit and loss	101	2
Trade and other payables	899	1,955
Salaries and social security payable	81	56
Defined benefit plans	367	327
Provisions	1,747	1,201
Taxes payable	98	213
Other	8	75
Deferred tax asset	6,536	6,268
Property, plant and equipment	(15,359)	(12,598)
Delay trigger clause - Adjustment for tax inflation	(616)	-
Investments in companies	(492)	(701)
Intangible assets	(479)	(7,286)
Trade and other receivables	(549)	(274)
Financial assets at fair value through profit and loss	(10)	(322)
Borrowings	(8)	(122)
Assets classified as held for sale	(231)	-
Other	(443)	(239)
Deferred tax liabilities	(18,187)	(21,542)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	06.30.2019	12.31.2018
Deferred tax asset	3,319	80
Deferred tax liabilities	(14,970)	(15,354)
Deferred tax liabilities, net	(11,651)	(15,274)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

11.4 INVENTORIES

	06.30.2019	12.31.2018

Materials and spare parts	5,116	3,536
Advances to suppliers	97	71
In process and finished products	1,690	1,516
Stock crude oil	133	46
Total	7,036	5,169

11.5 PROVISIONS

	06.30.2019	12.31.2018
Non Current
Provisions for contingencies	6,082	4,674
Asset retirement obligation	877	770
Environmental remediation	11	13
Other provisions	103	42
	7,073	5,499

Current
Provisions for contingencies	1,024	658
Asset retirement obligation	98	65
Environmental remediation	89	147
Other provisions	1	1
	1,212	871

The evolution of provisions is shown below:

	06.30.2019
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	5,332	835	160
Increases	1,506	36	2
Decreases	(91)	(2)	(83)
Traslation differences	387	106	21
Reversal of unused amounts	(28)	-	-
At the end of the period	7,106	975	100

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 11: (Continuation)

	06.30.2018
	For contingencies	Asset retirement obligation	For environmental remediation

At the beginning of the year	5,311	1,579	210
Increases	1,754	754	79
Reclasifications	(1,153)	(29)	29
Gain (loss) on net monetary position	(714)	(242)	(29)
Decreases	(50)	(147)	(93)
Reversal of unused amounts	(7)	(24)	-
At the end of the period	5,141	1,891	196

NOTE 12: FINANCIAL ASSETS AND LIABILITIES

12.1 FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

	06.30.2019	12.31.2018
Non current
Shares	458	422
Total non current	458	422

Current
Government bonds	1,853	11,234
Shares	-	44
Investment funds	8,743	3,995
Total current	10,596	15,273

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.2 Trade and Other receivables

	Note	06.30.2019	12.31.2018
Non Current
CAMMESA Receivable		3,241	2,647
Other		668	853
Trade receivables, net		3,909	3,500

Non Current
Tax credits		343	503
Allowance for tax credits		(5)	(11)
Related parties	16	1,823	1,860
Prepaid expenses		42	28
Financial credit		27	30
Guarantee deposits		1	1
Receivable for sale of property, plant and equipment		52	112
Surplus Gas Injection Compensation		1,937	2,671
Credit with RDSA		766	766
Other		15	61
Other receivables, net		5,001	6,021

Total non current		8,910	9,521

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

Current	Note	06.30.2019	12.31.2018
Receivables from energy distribution sales		12,420	8,392
Receivables from MAT		830	1,035
CAMMESA		6,416	4,943
CAMMESA Receivable		387	574
Receivables from oil and gas sales		2,261	2,923
Receivables from refinery and distribution sales		-	218
Receivables from petrochemistry sales		2,303	2,544
Related parties	16	474	384
Other		348	139
Allowance for doubtful accounts		(1,411)	(1,266)
Trade receivables, net		24,028	19,886

Current
Tax credits		1,025	1,020
Advances to suppliers		93	83
Advances to employees		11	8
Related parties	16	390	201
Prepaid expenses		441	61
Receivables for non-electrical activities		506	539
Financial credit		265	209
Guarantee deposits		237	475
Natural Gas Surplus Injection Promotion Program		2,676	2,667
Insurance to recover		17	212
Expenses to be recovered		83	417
Credits for the sale of property, plant and equipment		1,325	783
Other		886	213
Allowance for other receivables		(258)	(285)
Other receivables, net		7,697	6,603

Total current		31,725	26,489

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

Compensations pending settlement and/or payment for the year 2017 under Natural Gas Injection Promotion Programs

On February 21, 2019, SGE Resolution No. 54/2019 provided that the cancellation of compensations pending settlement under the natural gas injection promotion programs would be instrumented through the delivery of public debt bonds.

On April 17, 2019 and July 16, 2019, the Company received the accreditation of the bond for a nominal value of US$ 89 million and US$ 54 million. Said bond does not accrue interest and amortizes in 29 monthly and consecutive installments, the first being 6.66%, the following eighteen installments of 3.33% and the remaining ten installments of 3.34% of the original nominal value.

At the date of presentation of these consolidated condensed interim financial statements, the Company collected the amount of US $ 21 million and US $ 12 million, respectively, as depreciation, pending payment of 23 installments.

The movements in the allowance for the impairment of trade receivables are as follows:

	06.30.2019	12.31.2018
At the beginning	1,419	822
Allowance for impairment	275	631
Utilizations	(195)	(195)
Reversal of unused amounts	(124)	-
Traslation differences	36	-
for sale	-	(254)
At the end of the period	1,411	1,004

The movements in the allowance for the impairment of other receivables are as follows:

	06.30.2019	12.31.2018
At the beginning	296	256
Allowance for impairment	14	186
Traslation differences	23	-
Gain on net monetary position	-	(137)
Reversal of unused amounts	(70)	(9)
At the end of the period	263	296

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.3 CASH AND CASH EQUIVALENTS

	06.30.2019	12.31.2018
Cash	13	17
Banks	697	3,133
Investment funds	1,039	-
Time deposits	6,778	5,947
Total	8,527	9,097

12.4 BORROWINGS

Non Current	Note	06.30.2019	12.31.2018

Financial borrowings		5,614	9,743
Corporate bonds		60,174	54,927
CAMMESA financing		5,377	4,519
		71,165	69,189

Current

Financial borrowings		10,539	11,811
Corporate bonds		2,518	934
CAMMESA financing		-	127
Related parties	16	594	29
		13,651	12,901

(1)          As of December 31, 2018, it is net of the repurchase of Pampa Energía’s Class I Corporate Bonds maturing in 2027 for a face value of US$ 8.85 million and Edenor’s 2022 Corporate Bonds with a face value of USD 0.4 million.

As of June 30, 2019 and December 31, 2018, the fair values of the Company’s non-current borrowings (Corporate Bonds) amount approximately to $ 58,709 million and $ 50,475 million, respectively. Such values were calculated on the basis of the determined market price of the Company’s corporate notes at the end of each year (fair value level 1 and 2).

The carrying amounts of short-term borrowings approximate their fair value due to their short-term maturity.

Financial borrowings and CAMMESA financing approximate their fair value as they are subjected to a variable rate.

The other long-term borrowings were measured at amortized cost, which does not differ significantly from its fair value.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

In the 2019 semester, the Company paid a total amount of US$ 73 million upon maturity, net of refinancing; provided for the early cancellation of a total amount of US$ 105 million, and refinanced a total amount of US$ 36 million having short-term maturities with financial entities.

On August 2, 2019, the Company canceled at maturity a pre-financing of exports with a financial entity for US $ 10 million.

Issuance of Series 3 Corporate Bonds

On July 10, 2019, the Company issued Series 3 Corporate Bonds for a face value of US$ 300 million at a 9.125% fixed rate in a single principal installment repayable upon maturity in April 2029, whereas interest is amortized in semiannual payments.

Early Redemption of Series 4 CBs

On July 12, 2019, the Company early redeemed Series 4 Corporate Bonds for a value of US$ 33.9 million.

As of the issuance of these financial statements, the Company is in compliance with the covenants provided for in loans.

12.5 TRADE AND OTHER PAYABLES

Non Current	06.30.2019	12.31.2018

Customer contributions	130	112
Funding contributions for substations	-	33
Customer guarantees	170	141
Trade payables	300	286

ENRE Penalties and discounts	3,126	5,097
Loans (mutuums) with CAMMESA	-	2,282
Compensation agreements	283	251
Liability with FOTAE	-	207
Payment agreement with ENRE	21	37
Proveedores	148	-
Other	-	2
Other payables	3,578	7,876
Total non current	3,878	8,162

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

Current	Note	06.30.2019	12.31.2018

Suppliers		10,655	9,371
CAMMESA		9,477	11,909
Customer contributions		31	15
Discounts to customers		37	37
Funding contributions substations		-	17
Customer advances		345	244
Related parties	16	227	245
Other		3	19
Trade payables		20,775	21,857

ENRE Penalties and discounts		2,358	1,836
Related parties	16	10	11
Advances for works to be executed		14	14
Compensation agreements		392	481
Payment agreements with ENRE		56	65
Other creditors		200	305
Advance for asset sales		86	-
Other		16	187
Other payables		3,132	2,899

Total current		23,907	24,756

Due to the short-term nature of the payables and other payables, their carrying amount is considered to be the same as their fair value, except non-current customer contributions.

The fair values of non-current customer contributions as of June 30, 2019 and December 31, 2018 amount to $ 38 million and $ 108 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions. This fair value is classified as level 3.

The book value of the compensation agreements approximates their fair value given the valuation characteristics.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.6 INCOME TAX AND MINIMUM NOTIONAL INCOME TAX LIABILITY

	06.30.2019	12.31.2018
Non current
Income tax, net of witholdings and advances	503	1,034
Total non current	503	1,034

Current
Income tax, net of witholdings and advances	3,004	930
Minimum notional income tax, net of witholdings and advances	-	154
Total current	3,004	1,084

Income tax

As a result of its incorporation into the tax revaluation system detailed in Note 2.5, Pampa waived its claim on March 29, 2019 and, on April 4, 2019 it settled the tax payment corresponding to fiscal year 2016, without considering the application of the inflation adjustment, plus applicable interest in the amount of $ 469 million.

Furthermore, HIDISA and HINISA hold a provision for the additional income tax liabilities which should have been assessed for fiscal years 2012 through 2018 if the inflation adjustment had not been deducted.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 12: (Continuation)

12.7 FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table shows the Company’s financial assets and liabilities measured at fair value as of June 30, 2019 and December 31, 2018:

As of June 30, 2019	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	1,853	-	-	1,853
Shares	-	-	458	458
Investment funds	8,743	-	-	8,743
Cash and cash equivalents
Investment funds	1,039	-	-	1,039
Derivative financial instruments	-	7	-	7
Other receivables	79	-	-	79
Total assets	11,714	7	458	12,179

Liabilities
Derivative financial instruments	-	12	-	12
Total liabilities	-	12	-	12

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Government securities	11,234	-	-	11,234
Trust	44	-	422	466
Investment funds	3,995	-	-	3,995
Derivative financial instruments	-	3	-	3
Other receivables	122	-	-	122
Total assets	15,395	3	422	15,820

Liabilities
Derivative financial instruments	-	49	-	49
Total liabilities	-	49	-	49

The techniques used for the measurement of assets at fair value with changes in income, classified as Level 2 and 3, are detailed below:

- Derivative Financial Instruments: calculated from variations between market prices at the closing date of the year, and the amount at the time of the contract.

- Shares: they were determined based on Income approach through the Indirect Cash Flow method (net present value of expected future cash flows) and the discount rates used were estimated taking the Weighted Average Cost of Capital (“WAAC”) rate as a parameter.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: EQUITY COMPONENTS

13.1 SHARE CAPITAL AND RESERVES

13.1.1 Share Capital

(i)   Stock-based compensation plan:

During the six-month period ended June 30, 2019, the Company delivered the equivalent of 290,363 own shares as payment under the stock-based compensation plan to officers and other key staff.

(ii) Share buyback program

On March 27, 2019, the Company approved a new Share Buyback Program for a maximum amount of US$ 100 million and for an initial term of 120 calendar days. Under this program, treasury shares may not cumulatively exceed the 10% of the capital stock cap, with a maximum price of the amount, in Argentine pesos, equivalent to US$ 1.04 per common share and of US$ 26 per ADR.

On June 12, 2019, the Company’s Board of Directors resolved to suspend the operation of the Share Buyback Program as the listing of the Company’s shares and ADRs had reached values exceeding the repurchase cap set by the Board of Directors.

As of June 30, 2019, own shares in treasury represent 4.67% of the capital stock, of which 79,806,400 shares correspond to the Share Buyback Program and 5,035,746, to the Stock-based Compensation Plans for officers and other key staff.

13.1.2 Other reserves

13.1.2.1 Acquisition of own ADRs by Edenor

On April 8, 2019, Edenor’s Board of Directors approved a new Share Buyback Program for a maximum amount of US$ 800 million and for an initial term of 120 calendar days as from April 9, 2019. Under this program, treasury shares may not cumulatively exceed the 10% of the capital stock cap, and may have a maximum price of US$ 23 per ADR or the amount, in Argentine pesos, equivalent to US$ 1.15 per common share.

In its meeting held on June 12, 2019 Edenor’s Board of Directors resolved to early terminate the term timely stipulated for the acquisition of own shares.

As of June 30, 2019, Edenor holds 31,380,871 own Series B shares in treasury, of which 8,269,740 have been acquired during this six-month period, for a total amount of $ 478 million restated in constant purchasing power.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 13: (Continuation)

13.1.2 Acquisition of Edenor’s ADRs by the Company

During the months of May 2019 and June 2019, the Company acquired a total of 10,304 Edenor’s ADRs at an average acquisition cost of US$ 17.6 per ADR.

13.2 EARNING (LOSS) PER SHARE

a)   Basic

Basic earnings (loss) per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the year.

b)   Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares.

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings (loss) per share does not entail a conversion, the exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning (loss) per share equal to the basic. As of June 30, 2019 and 2018, the Company does not hold any significant potential dilutive shares, therefore there are no differences with the basic earnings (loss) per share.

	06.30.2019	06.30.2018
Earning (loss) for continuing operations attributable to the equity holders of the Company	23,704	(1,653)
Weighted average amount of outstanding shares	1,854	2,034
Basic and diluted earnings (loss) per share from continuing operations	12.7853	(0.8126)

Earning for discontinued operations attributable to the equity holders of the Company	-	4,045
Weighted average amount of outstanding shares	1,854	2,034
Basic and diluted earnings per share from discontinued operations	-	1.9885

Total earning attributable to the equity holders of the Company	23,704	2,392
Weighted average amount of outstanding shares	1,854	2,034
Basic and diluted earnings per share	12.7853	1.1759

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 14:  STATEMENT OF CASH FLOWS’ COMPLEMENTARY INFORMATION

14.1 ADJUSTMENTS TO RECONCILE NET PROFIT (LOSS) TO CASH FLOWS GENERATED BY OPERATING ACTIVITIES

	Note	06.30.2019	06.30.2018
Income tax		(1,159)	(543)
Accrued interest		4,878	2,782
Depreciations and amortizations	9, 10.1 and 10.2	5,460	4,162
Constitution of allowances, net	10.4 y 10.1	313	484
Constitution (recovery) of provisions, net	10.4	734	682
Share of profit from joint ventures and associates	5.2	(2,928)	(705)
Accrual of defined benefit plans	9, 10.1 and 10.2	300	178
Net exchange differences	10.5	884	18,547
Result from measurement at present value	10.5	215	210
Changes in the fair value of financial instruments	10.5	(1,588)	(821)
Results from property, plant and equipment sale and decreases	10.4	(6)	(3,964)
Dividends received	10.4	(47)	(14)
Compensation agreements	10.1 and 10.2	34	82
Agreement on the Regularization of Obligations		(13,066)	-
Onerous contract (Ship or pay)	10.4	1	199
Gain on monetary position	10.5	(5,825)	(7,413)
Other		(5)	(64)
		(11,805)	13,802

14.2 CHANGES IN OPERATING ASSETS AND LIABILITIES

	06.30.2019	06.30.2018
Increase in trade receivables and other receivables	(3,229)	(4,709)
Increase in inventories	(1,753)	(2,829)
Increase in trade payables and other payables	7,998	1,181
Increase in deferred income	-	4
Decrease in salaries and social security payable	(641)	(884)
Decrease in defined benefit plans	(31)	(101)
(Decrease) increase in tax payables	(643)	2,096
Decrease in provisions	(230)	(1,355)
Income tax and minimum notional income tax paid	(2,873)	(898)
(Payments) proceeds from derivative financial instruments, net	(151)	(489)
Total changes in operating assets and liabilities	(1,553)	(7,984)

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 14: (Continuation)

14.3 SIGNIFICANT NON-CASH TRANSACTIONS

	06.30.2019	06.30.2018
Significant non-cash transactions from continuing operations :
Acquisition of property, plant and equipment through an increase in trade payables	(1,861)	(2,640)
Borrowing costs capitalized in property, plant and equipment	(336)	(408)
Agreement on the Regularization of Obligations	13,066	-
Increase in asset retirement obligation provision	47	28
Constitution of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss	(43)	486
Dividends pending collection	159	-
Loan compensation through the transfer of sales credits	252	-

Significant non-cash transactions from discontinued operations :
Acquisition of property, plant and equipment through an increase in trade payables	-	(9)
Decrease (increase) in asset retirement obligation provision	-	314
Credit pending collection for sale of property, plant and equipment	-	373

NOTE 15: CONTINGENT LIABILITIES AND ASSETS

15.1 Tax claims

-         Income tax refund

Pampa, HIDISA, HINISA and CPB have filed several tax refund claims in the amount of $ 1,167 million for overpaid income taxes taking into considerations the effects of the inflation adjustment mechanism.

However, as a result of its incorporation into the tax revaluation system detailed in Note 2.5, on March 29, 2019 and April 3, 2019 Pampa and CPB, respectively, formally waved the rights invoked in the above-mentioned tax refund claims in the amount of $ 1,095 million and $ 1.6 million, respectively.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTA 16: RELATED PARTIES´ TRANSACTIONS

a)    Sales of goods and services

	06.30.2019	06.30.2018
Joint ventures
Transener (1)	-	19
TGS (2)	650	780
Greenwind (3)	16	1
Other related parties
SACDE (3)	-	36
Refinor (4)	479	109
Oldelval (5)	-	4
	1,145	949

(1) Corresponds to advisory services in technical assistance

(2) Corresponds to advisory services in technical assistance and gas and refined products sales

(3) Correspond to the provision of advisory services that include organizational, commercial, administrative, financial and human resources management aspects.

b)   Purchases of goods and services

	06.30.2019	06.30.2018
Joint ventures
Transener	(1)	(1)
TGS (1)	(441)	(268)
SACME	(36)	(43)
Other related parties
SACDE (4)	(69)	(74)
Orígenes Vida	-	(10)
Refinor (2)	(497)	(670)
Oldelval (3)	(16)	(39)
	(1,060)	(1,105)

(1) Corresponds to natural gas transportation services.

(2) Corresponds to purchase of refined products.

(3) Corresponds to oil transportation services.

(4) Corresponds to construction services that includes execution of work and storage of materials, activated in Property, plant and equipment.

c)    Fees for services

	06.30.2019	06.30.2018
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(34)	(35)
	(34)	(35)

Corresponds to fees for legal advice.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

d)   Other operating expenses

	06.30.2019	06.30.2018
Other related parties
OCP (1)	(1)	(203)
Foundation (2)	(29)	(37)
	(30)	(240)

(1) Corresponds to the onerous contract (Ship or Pay).

(2) Corresponds to donations.

e)    Finance income

	06.30.2019	06.30.2018
Joint ventures
TGS	69	55
	69	55

Corresponds to finance leases.

f)    Dividends received

	06.30.2019	06.30.2018
Other related parties
CIESA	2,290	-
OCP	385	-
Oldelval	-	18
Citelec	669	15
TSM	24	-
TMB	23	-
	3,391	33

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

g)    Balances with related parties:

As of June 30, 2019	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
TGS	268	1,527	186
CIESA	-	-	10
Greenwind	26	292	6
SACME	-	4	-
Associates and other related parties:
Ciesa	-	-	10
Ultracore	-	-	23
Refinor	172	-	-
SACDE	8	-	6
OCP	-	-	148
Other	-	-	1
	474	1,823	390

As of June 30, 2019	Trade payables	Other payables	Borrowings
	Current	Current	Current
Joint ventures:
TGS	144	-	-
SACME	-	6	-
Associates and other related parties:
Citelec	-	-	561
Orígenes Retiro	-	-	33
OCP	-	4	-
Refinor	83	-	-
	227	10	594

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 16: (Continuation)

As of December 31, 2018	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
TGS	288	1,436	158
Greenwind	-	419	17
SACME	-	5	-
Associates and other related parties:
Ultracore	-	-	21
Refinor	91	-	-
SACDE	5	-	5
	384	1,860	201

As of December 31, 2018	Trade payables	Other payables	Borrowings
	Current	Current	Current
Joint ventures:
Transener	4	-	-
TGS	105	-	-
SACME	-	8	-
Associates and other related parties:
Orígenes Retiro	-	-	29
OCP	-	3	-
Refinor	136	-	-
	245	11	29

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 17: ASSETS AND LIABILITIES IN CURRENCIES ITHER THAN AR PESOS

	Type	Amount of foreign currency	Exchange rate (1)	Total 06.30.2019	Total 12.31.2018

ASSETS

NON CURRENT ASSETS
Financial instruments
Other receivables
Related parties	US$	36.0	42.460	1,526	1,436
Third parties	US$	65.2	42.460	2,770	4,849
Financial assets at fair value through profit and loss
Third parties	US$	-	-	-	135
Total non current assets				4,296	6,420

CURRENT ASSETS

Financial instruments
Financial assets at fair value through profit and loss
Third parties	US$	101.6	42.460	4,315	11,272
Derivative financial instruments
Third parties	US$	0.0	42.460	2	-
Trade and other receivables
Related parties	US$	16.0	42.460	679	372
Third parties	US$	280.2	42.460	11,897	6,780
	U$	-	-	-	4,688
	EUR	-	0.000	-	17
Cash and cash equivalents	US$	171.8	42.460	7,294	6,135
	EUR	0.4	48.323	20	741
Total current assets				24,207	30,005
Total assets				28,503	36,425

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 17: (Continuation)

	Type	Amount of foreign currency	Exchange rate (1)	Total 06.30.2019	Total 12.31.2018

LIABILITIES

NON CURRENT LIABILITIES

Financial instruments
Trade and other payables
Third parties	US$	15.8	42.460	669	251
Borrowings
Third parties	US$	1,504.8	42.460	63,893	64,750

Non financial instruments
Provisions
Third parties	US$	115.1	42.460	4,883	3,951
Taxes payables
Third parties	US$	7.5	42.460	318	290
Total non current liabilities				69,763	69,242

CURRENT LIABILITIES

Financial instruments
Trade and other payables
Related parties	US$	1.2	42.460	52	105
Third parties	US$	103.1	42.460	4,377	4,995
	EUR	3.8	48.323	184	186
	CHF	0.2	43.5	11	-
	SEK	2.0	4.574	10	4
Borrowings
Third parties	US$	325.0	42.460	13,801	11,551
Derivative financial instruments
Third parties	US$	0.1	42.460	4	49

Non financial instruments
Salaries and social security payable
Third parties	US$	0.1	42.460	4	11
	U$	1.4	1.289	2	-
Taxes payables
Third parties	US$	7.4	42.460	314	222
Provisions
Third parties	US$	23.2	42.460	985	682
Total current liabilities				19,744	17,805
Total liabilities				89,507	87,047
Net Position Liability				(61,004)	(50,622)

(1) The exchange rates correspond to June 30, 2019 released by the National Bank of Argentine for U.S. dollars (US$), euros (EUR), Swiss francs (CHF) and Norwegian kroner (SEK). For balances with related parties, the Exchange rate used is the average.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 18: NEW GENERATION PROJECTS

PEPE II and PEPE III Wind Farms

On May 10, 2019, CAMMESA granted PEPE II and PEPE III’s commercial commissioning. PEPE II is the Company’s second wind farm, and it is located in a lot bordering the Mario Cebreiro Wind Farm, in an area known as Corti, 20 kilometers (12 miles) from the City of Bahía Blanca. PEPE III s the Company’s third wind farm, and it is located in Coronel Rosales, near the City of Bahía Blanca. Both projects required a US$ 130 million investment, which was made in line with the Company’s investment plan, and their combined installed capacity amounts to 106.4 MW approximately.

Central Térmica Genelba

On June 12, 2019, CAMMESA granted the commercial commissioning of Central Térmica Genelba’s fourth gas turbine, with a power capacity of up to 188 MW. The unit is part of the Genelba Plus’ closing to combined cycle project, which will include the entry into service of a steam turbine and the existing gas turbine’s power capacity increase.

The Project was awarded pursuant to SEE Resolution 926-E/17 under the “Call for the execution of new co-generation and closing to combined cycle projects” made by virtue of SEE Resolution 287-E/17. Upon the commercial commissioning of the combined cycle, the Wholesale Power Purchase Agreement executed with CAMMESA for a 15-year term and a maximum committed capacity of 377 MW will enter into effect.

The total investment in the Project is estimated at US$350 million. Once the project is completed, Central Térmica Genelba will have two combined cycles with a total installed capacity of approximately 1,226 MW.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 19: DOCUMENTATION KEEPING

On August 14, 2014, the National Securities Commission issued General Resolution No. 629, which introduced modifications to the provisions applicable to the keeping and conservation of corporate and accounting books and commercial documentation. To such effect, the Company and its subsidiary Edenor, have sent non-sensitive work papers and information corresponding to the periods not covered by the statute of limitations for their keeping in the Administración de Archivos S.A (AdeA)’s data warehouse located at Ruta 36, km 34.5, Florencio Varela, Provincia de Buenos Aires and in the Iron Mountain Argentina S.A.’s data warehouses located at the following addresses:

-        Azara 1245 –C.A.B.A.

-        Don Pedro de Mendoza 2163 –C.A.B.A.

-        Amancio Alcorta 2482 C.A.B.A.

-        San Miguel de Tucumán 601, Carlos Spegazzini, Municipality of Ezeiza, Province of Buenos Aires.

A list of the documentation delivered for storage, as well as the documentation provided for in Article 5.a.3) Section I, Chapter V, Title II of the PROVISIONS (2013 regulatory provisions and amending rules), is available at the Company headquarters.

NOTE 20: SUBSEQUENT EVENTS

20.1 PAMPA-PEFM MERGER

The Company and PEFM have decided to move forward with the merger through absorption process between the Company, as absorbing company, and PEFM, as absorbed company, pursuant to Section 82 and following ones of the General Business Organizations Law and the tax neutrality terms set forth by Section 77 and following ones of the Income Tax Law.

The merger will become effective on July 1, 2019, date as from which the transfer of PEFM’s equity to the Company will enter into force and, therefore, all its rights and obligations, assets and liabilities will become incorporated into the Company’s equity, all of which subject to the corresponding corporate approvals under the applicable law and the registration with the Public Registry of Commerce of the merger and PEFM’s dissolution without liquidation.

There will be no exchange ratio as the Company directly and/or indirectly holds 100% of PEFM’s capital stock.

.

Free translation from the original prepared in Spanish for publication in Argentina

Notes to the unaudited consolidated condensed interim financial statements (continuation)

 (in millions of Argentine Pesos (“$”) – unless otherwise stated - See Note 3)

NOTE 20: (Continuation)

20.2 Regularization Agreement and Settlement of Receivables with the WEM

Under the call to Generators, on August 5, 2019 the Company and certain subsidiaries executed with CAMMESA an Agreement for the Settlement and Regularization of Receivables with the WEM (the “Agreement”), as instructed by the SGE through Note NO-2019-66843995-APN-SGE#MHA.

Pursuant to the Agreement, CAMMESA undertook to pay outstanding LVFVDs after discounting the debts taken on with the WEM under the Financing Agreements, the Loan Agreements and the Assignment of Receivables entered into by generators, and applying an 18% reduction on the balance. In this sense, the parties agreed on a net amount for all items associated with the outstanding LVFVDs, including the adjustment of interest as of July 31, 2019 and the effects of the above-mentioned debt reduction, of $2,122.7 million before any applicable withholding. Finally, on August 7, 2019, the above-mentioned offsetting was completed and the LVFVD’s remaining balance was collected.

In furtherance of the undertaken commitments, the Company and certain subsidiaries have waived all submitted claims and have irrevocably dismissed their right to file any claim (whether administrative and/or judicial) against the Federal Government, SGE and/or CAMMESA regarding the outstanding LVFDVs.

Therefore, the Company estimates that, as of the Agreement’s execution date, it will record profits before taxes for approximately $3,415 million as an offsetting entry for the write-off of financial liabilities and receivables it had recognized as of the closing of this period, including the accrual of net interest, revenues for present value measurements, and revenues from sales under IFRS 15.

20.3 TGS - Extension of the Global Corporate Bonds Issuance Program

On July 11, 2019, TGS’ Board of Directors called a General Ordinary Shareholders’ Meeting to be held on August 15, 2019 with the purpose of approving the extension of the Global Corporate Bonds Issuance Program to US$ 1,200 million.

20.4 Edenor - Global Corporate Bonds Issuance Program

On August 8, 2019, Edenor’s General Ordinary Shareholders’ Meeting approved the creation of Edenor’s Global Corporate Bonds Issuance Program for a term of five years and a maximum outstanding amount of US$ 750 million, or its equivalent value in other currencies.

Free translation from the original prepared in Spanish for publication in Argentina

REPORT ON REVIEW OF CONDENSED INTERIM CONSOLIDATED FINANCIAL INFORMATION

To the Shareholders, President and Directors of

Pampa Energía S.A.

Legal address: Maipú 1

Autonomous City of Buenos Aires

Tax Code No.: 30-52655265-9

Introduction

We have reviewed the accompanying condensed interim consolidated financial statements of Pampa Energía S.A. (“PESA" or "the Company") and its subsidiaries, including the consolidated condensed statement of financial position as of June 30, 2019, the consolidated condensed statements of comprehensive income, the consolidated condensed statements of changes in equity and cash flows for the three and six-month periods then ended and the selected explanatory Notes.

The balances and other information for the year 2018 and for its interim periods are an integral part of these financial statements and, therefore, they should be considered in relation to those statements.

Board Responsibility

The Company's Board of Directors is responsible for the preparation and presentation of these condensed interim consolidated financial statements in accordance with International Financial Reporting Standards, adopted by the Argentine Federation of Professional Councils in Economic Sciences (FACPCE, for its acronym in Spanish) as professional accounting standards and added by the National Securities Commission (CNV, for its acronym in Spanish) to its regulations, as approved by the International Accounting Standard Board (IASB). Therefore, they are responsible for the preparation and presentation of the condensed interim consolidated financial statements mentioned in the first paragraph, in accordance with International Accounting Standard No. 34 "Interim Financial Reporting" (IAS 34).

Scope of review

Our review was limited to the application of the procedures established in the International Standard on Review Engagements 2410, 'Review of interim financial information performed by the independent auditor of the entity', which was adopted as review standard by Technical Pronouncement No. 33 of the FACPCE in Argentina, as approved by the International Auditing and Assurance Standard Board (IAASB). A review of interim financial information consists in making inquiries to the company personnel responsible for the preparation of the information included in the condensed interim consolidated financial statements and in the preparation of analytical and other review procedures. This review is substantially less in scope than an audit conducted in accordance with International Auditing Standards (IAS), and consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion on the consolidated statement of financial position, the consolidated statements of comprehensive income and cash flows of the Company.

Conclusion

Based on our review, no issues have come to our attention that make us believe the condensed interim consolidated financial statements mentioned in the first paragraph have not been prepared, in all material respects, in accordance with IAS 34.

Free translation from the original prepared in Spanish for publication in Argentina

Report of compliance with regulations in force

In compliance with regulations in force, we report, with respect to the Company, that:

a)     the consolidated condensed interim financial statements of the Company, are in transcription process into the “Inventory and Balance Sheet” book and, insofar as concerns our field of competence, except as mentioned above, are in compliance with the provisions of the General Companies Law and pertinent resolutions of the CNV;

b)     the individual interim condensed financial statements of the Company, arise from accounting records kept in their formal aspects in accordance with legal regulations, pending to the date the presentation of the procedure for authorization of the change of the system before the CNV and the transcription in the book "Inventory and Balances Sheet" mentioned in the preceding paragraph;

c)      we have read the Business Summary (“Reseña Informativa”) on which, as regards these matters that are within our competence, we have no observations to make;

d)     as of June 30, 2019 the liabilities owed in favor of the Argentine Integrated Social Security System according of Pampa Energía S.A. accounting records amounted to $164.2 million, which were not yet due at that date.

Autonomous City of Buenos Aires, August 9, 2019.

PRICE WATERHOUSE & CO. S.R.L. (Partner)
Reinaldo Sergio Cravero